UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FNB UNITED CORP.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FNB UNITED CORP.

150 South Fayetteville Street

Asheboro, North Carolina 27203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 21, 2012

Notice is hereby given that the Annual Meeting of Shareholders of FNB United Corp., or FNB, will be held on June 21, 2012 at 3:00 p.m., Eastern Time at the Pinewood Country Club, 247 Pinewood Road, Asheboro, North Carolina 27205. The following proposals and other business will be considered and conducted at the meeting:

1.	To elect the following directors to the following classes and terms:

Class I Directors with two-year terms expiring at the FNB Annual Meeting in 2014:

Scott B. Kauffman

J. Chandler Martin

Brian E. Simpson

Class II Directors with three-year terms expiring at the FNB Annual Meeting in 2015:

Austin A. Adams

R. Reynolds Neely, Jr.

Louis A. “Jerry” Schmitt

Boyd C. Wilson, Jr.

Class III Directors with one-year terms expiring at the FNB Annual Meeting in 2013:

John J. Bresnan

Robert L. Reid

Jerry R. Licari

2.	To ratify the appointment of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for 2012.

3.	To approve a non-binding, advisory proposal on the compensation of FNB’s executive officers;

4.	To approve the 2012 Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on May 3, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Beth S. DeSimone, Secretary

April 30, 2012

IMPORTANT

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT, FOR THE RATIFICATION OF THE SELECTION OF DIXON HUGHES GOODMAN LLP AS AN INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2012, FOR THE NON-BINDING ADVISORY PROPOSAL ON THE COMPENSATION OF FNB’S EXECUTIVE OFFICERS, AND FOR THE APPROVAL OF THE 2012 INCENTIVE PLAN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2012

FNB’s Proxy Statement for the 2012 Annual Meeting of Shareholders, and FNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http:/www.myyesbank.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”

FNB has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. Under the householding process, only one proxy statement will be delivered to multiple shareholders sharing an address, unless FNB has received contrary instructions from one or more of the shareholders. This process benefits both shareholders and FNB, because it eliminates unnecessary mailings delivered to your home and helps to reduce FNB’s expenses. “Householding” is not being used, however, if FNB has received specific instructions from one or more of the shareholders sharing an address indicating that they desire to receive multiple copies of the proxy statement. If your household has received only one annual report and one proxy statement, FNB will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who contacts FNB Investor Relations department at: FNB United Corp., Attention: Investor Relations, P O Box 1328, Asheboro, North Carolina 27204 or from FNB’s Investor Relations page on its corporate web site at www.MyYesBank.com. Please note, however, that if you also hold shares of FNB in “street name” (e.g., in a brokerage account or retirement plan account) you may continue to receive duplicate mailings.

Each proxy card should be signed, dated and returned in the enclosed self-addressed envelope. If your household has received multiple copies of FNB’s annual report and proxy statement, you can request the delivery of single copies in the future by contacting FNB, as instructed above, or your broker, if you hold the shares in “street name.”

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 21, 2012

INTRODUCTION

This Proxy Statement is being furnished to shareholders of FNB United Corp. (“FNB”) in connection with the solicitation of proxies by the FNB Board of Directors (“FNB Board”) for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). This Proxy Statement is being mailed to shareholders on or about May 15, 2012. At the Annual Meeting, shareholders of FNB will be asked to elect three Class I Directors to serve a two-year term, four Class II directors of FNB to serve a three-year term, and three Class III directors to serve a one year term. In addition, shareholders will be asked to approve the ratification of the selection of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for the fiscal year 2012, to approve a non-binding, advisory proposal on the compensation of FNB’s executive officers and to approve the 2012 Incentive Plan.

All shareholders are urged to read this Proxy Statement carefully and in its entirety.

MEETING INFORMATION

Date, Time and Place of the FNB Annual Meeting

The Annual Meeting will be held on June 21, 2012, at 3:00 p.m., Eastern Time, at the Pinewood Country Club, 247 Pinewood Road, Asheboro, North Carolina 27205.

Record Date; Voting Rights

The securities that can be voted at the Annual Meeting consist of shares of common stock of FNB, no par value per share (“Common Stock”), with each share entitling its owner to one vote on all matters. Only holders of the Common Stock at the close of business on May 3, 2012 (“Record Date”) will be entitled to notice of and to vote at the Annual Meeting.

A quorum is required for the transaction of business at the Annual Meeting. A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.

The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Each of the ratification of the selection of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for fiscal year 2012, the non-binding advisory proposal on the compensation of FNB’s executive officers and the approval of the 2012 Incentive Plan will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal. Abstentions and broker nonvotes, as well as the failure to return a signed proxy card assuming a quorum is present, will not be counted as a vote for or against the ratification and non-binding proposal and will not affect voting on either proposal.

Voting of Proxies

If the appropriate enclosed form of proxy is properly executed and returned to FNB in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted “FOR” the director nominees proposed by the FNB Board, who are presented in this Proxy Statement, “FOR” the ratification of the selection of Dixon Hughes Goodman LLP as FNB’s independent registered public accounting firm for fiscal year 2012, “FOR” the non-binding advisory proposal on the compensation of FNB’s executive officers and “FOR” the approval of the 2012 Incentive Plan. Only shares affirmatively voted for the approval of the proposals to be considered at the Annual Meeting or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals. Under Nasdaq rules, your broker or bank does not have discretionary authority to vote your shares of Common Stock on any of the proposals other than the ratification of the independent registered public accounting firm proposal. To avoid a broker nonvote, you must provide voting instructions to your broker, bank or other nominee by following the instructions provided to you.

How to Vote

If you own shares of FNB Common Stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of FNB Common Stock. An owner of record has four voting options:

Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the web site and follow the instructions to vote.

Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day.

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document.

In Person. You may attend the Annual Meeting and cast your vote in person. The FNB Board recommends that you vote by proxy even if you plan to attend the Annual Meeting.

If you hold your shares of FNB common stock in “street name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker or bank. You may not vote shares held in street name by returning a proxy card directly to FNB or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of FNB Common Stock on behalf of their customers may not give a proxy to FNB to vote those shares with respect to any of the proposals, other than the proposal to ratify the appointment of FNB’s independent registered public accounting firm, without specific instructions from their customers, as under Nasdaq rules, brokers, banks and other nominees do not have discretionary voting power on these matters.

Directing the voting of your FNB shares will not affect your right to vote in person if you decide to attend the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

•	by notifying FNB’s Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that FNB receives prior to the Annual Meeting;

•	by signing another FNB proxy card bearing a later date and mailing it so that FNB receives it prior to the Annual Meeting;

•	by voting again using the telephone or Internet voting procedures; or

•	by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy.

If your broker, bank or other nominee holds your shares in street name, you will need to contact your broker, bank or other nominee to revoke your voting instructions.

Except for procedural matters incident to the conduct of the Annual Meeting, FNB does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the FNB Board.

Proxy Solicitations

FNB will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of FNB or CommunityOne without receiving additional compensation. FNB may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of FNB Common Stock held of record by such person, and FNB will reimburse such forwarding expenses.

BENEFICIAL OWNERS OF FNB COMMON STOCK

Under Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders known to FNB to be deemed to be a beneficial owner of 5% or more of FNB common stock as of May 3, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Carlyle Financial Services Harbor, L.P. (1) Cayman Islands c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505	4,930,313	23.4%

Oak Hill Capital Partners III, L.P. (2) Cayman Islands Oak Hill Capital Management Partners III, L.P. c/o Oak Hill Capital Management, LLC 65 East 55th Street, 32nd Floor New York, NY 10022	4,930,314	23.4%

The U.S. Department of the Treasury (3) 1500 Pennsylvania Avenue, NW Washington, DC 20220	1,107,626	5.2%

(1)

Based on information reported on Schedule 13D filed with the SEC on October 31, 2011, DBD Cayman Holdings, Ltd. is the sole shareholder of DBD Cayman, Ltd., which is the general partner of TCG Holdings Cayman II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services, L.P., which is the general partner of Carlyle Financial Services Harbor, L.P. The shares of Common Stock are held directly by Carlyle Financial Services Harbor, L.P. William E. Conway,Jr., Daniel A. D’Aniello and David M. Rubenstein are the ordinary members as well as the directors of DBD Cayman Holding, Ltd., and in such capacities, may be deemed to share the beneficial ownership of the shares of Common Stock owned by DBD Cayman, Ltd., William E. Conway., Jr., Daniel A. D’Aniello, David M. Rubenstein and Glenn Youngkin are the directors of Carlyle Financial Services, Ltd. and, in such capacity, may be deemed to share beneficial ownership of the shares of Common Stock beneficially owned by Carlyle Financial Services, Ltd.
(2)	Based on information reported on Schedule 13D filed with the SEC on October 31, 2011, the general partner of Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together the “Oak Hill Funds”) is OHCP GenPar III, L.P., a Cayman Islands limited partnership. The general partner of OHCP GenPar III, L.P. is OHCP MGP Partners III, L.P., a Cayman Islands limited partnership. The general partner of OHCP MGP Partners III, L.P. is OHCP MGP III, Ltd., a Cayman Islands company. J. Taylor Crandall, Steven Gruber and Denis Nayden are the directors of OHCP MGP III, Ltd. J. Taylor Crandall, Steven Gruber, Denis Nayden, John Fant, Kevin Levy, Ray Pinson, Shawn Hessing and John Monsky are the executive officers of OHCP MGP III, Ltd. Each of Messrs. Crandall, Gruber, Nayden, Fant, Levy, Pinson, Hessing and Monsky expressly disclaims beneficial ownership of the shares of common stock referred to herein.
(3)	Includes 1,085,554 shares of Common Stock issued on October 21, 2011, and 22,072 shares of Common Stock issuable upon exercise of the warrant.

FNB is not aware of any other person who beneficially owns more than 5% of any class of securities of FNB other than those listed above.

The following table sets forth, as of April 16, 2012, the amount and percentage of our Common Stock beneficially owned by each director, each nominee for director and each of the Named Executive Officers (as defined below) of FNB, as well as the directors and executive officers of FNB as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power of all shares of Common Stock. The business address of each of FNB’s directors and officers is 150 S. Fayetteville Street, Asheboro, NC 27203.

Name	Shares of Common Stock Beneficially Owned	Percent Owned
Austin A. Adams	9,375	*
John J. Bresnan (1)	4,930,313	23.4
Scott B. Kauffman (2)	4,930,314	23.4
David C. Lavoie	6,250	*
Jerry R. Licari	9,375	*
J. Chandler Martin	9,375	*
Angus M. McBryde, III	9,376	*
Herschel Ray McKenney, Jr. (3)	10,336	*
Gregory P. Murphy	18,750	*
R. Reynolds Neely, Jr. (4)	829	*
Robert L. Reid	24,172	*
Louis A. “Jerry” Schmitt	9,375	*
Brian E. Simpson	24,173	*
Boyd Cecil Wilson, Jr. (5)	7,227	*
David L. Nielsen	23,348	*
All directors and officers as a group (15 persons)	10,022,678	46.8

(1)	Includes shares held by Carlyle Financial Services Harbor L.P. Mr. Bresnan is a Managing Director of the The Carlyle Group and maybe considered to have beneficial ownership of the shares held by Carlyle Financial Services Harbor L.P. Mr. Bresnan disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.
(2)	Includes shares held by Oak Hill Capital Partners III, L.P. Mr. Kauffman is a principal of Oak Hill Capital Management, LLC, the adviser of the Oak Hill Funds, and disclaims beneficial ownership of the shares of Common Stock owned by the Oak Hill Funds.

(3)	Includes 10,209 shares held by other family members, as trustee or through a corporation.
(4)	Includes 309 shares held by his spouse, other family members, as trustee or through a corporation.
(5)	Includes 386 shares jointly held by his spouse, other family members, as trustee or through a corporation.
*	Less than 1% of the outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires FNB’s directors and executive officers, and persons who own more than 10% of FNB’s stock, to report to the SEC certain of their transactions with respect to FNB’s Common Stock. The SEC reporting rules require that changes in beneficial ownership generally be reported on Form 4 within two business days after the date on which the change occurs. A Form 3 to report stock holdings in FNB must be filed within ten days of when a director, executive officer or person who owns more than 10% of FNB’s stock becomes subject to Section 16(a) of the Exchange Act.

Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were filed in a timely manner.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1: Election of Directors

The Bylaws of FNB provide that the number of directors shall not be less than nine nor more than 25, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. The FNB Board has set the total number of directors at eleven, all of whom either will be elected at the FNB Annual Meeting or were previously elected and will remain in office after that meeting.

The FNB Board is divided into three classes: Class I, Class II and Class III. In connection with the transactions consummated on October 21, 2011, including the private placement of our common stock to certain investors, all of FNB’s current directors except for Mr. McKenney and Mr. Neely were appointed to the FNB Board and assigned to classes, as set forth below. In accordance with North Carolina law, the directors appointed in connection with the Recapitalization are nominated for election at this annual meeting to serve in the classes to which they were previously appointed. It is intended that the person named in the accompanying form of proxy will vote for the ten nominees listed below for directors of FNB unless authority so to vote is withheld. Each nominee is at present a member of the FNB Board. Each director will serve for the terms set forth below, or until their successors shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

Messrs. Bresnan and Kauffman were initially appointed to the FNB Board in connection with the Recapitalization and pursuant to the terms of the investment agreements entered into by and between the FNB and affiliates of The Carlyle Group and Oak Hill Capital Partners, respectively. For further information regarding the Recapitalization, please see Section 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012.

The following information is furnished with respect to the nominees for election as directors of FNB and for Mr. McKenney, whose term expires with the Class III directors whose terms expire at the annual meeting occurring in 2013.

In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the person acting under the proxy will vote for the election, in his or her stead, of such substitute nominee as may be designated by the Compensation and Nominating Committee and approved by the FNB Board.

Recommendation of the FNB Board

The FNB Board recommends a vote “FOR” the nominees named below:

Nominees for Class I Directors with Terms Expiring at the Annual Meeting in 2014

Scott B. Kauffman, 37, became a director of FNB and its subsidiary banks on October 21, 2011 and serves on the Strategic Planning and the Compensation and Nominating Committee. Mr. Kauffman is a Principal at Oak Hill Capital Management, where since 2009, he has focused on the firm’s financial services investments. He is responsible for originating, structuring and managing the investments in the Business and Financial Services Group. Prior to joining Oak Hill, Kauffman was a Managing Director at Goldman, Sachs & Co. in the Financial Institutions Group, where for 13 years, he was actively engaged in maintaining and building client relationships, providing strategic advice and transaction execution and expertise to Boards of Directors and Executive and

Senior Management of financial institutions. Mr. Kauffman was the Co-Chief Operating Officer for the America’s Financial Institutions Bank Group and a member of the Merger Leadership Group. Mr. Kauffman holds his Chartered Financial Analyst designation and is a Member of The Association for Investment Management and Research and a Member of Investment Analyst Society of Chicago. Mr. Kauffman’s expertise in the financial services investment and transactional area allow him to bring relevant insight and strategic outlook onto our operations and business plans.

J. Chandler Martin, 61, has been a director since October 21, 2011. Mr. Martin serves as Chair of the Risk Management Committee and also is a member on the Audit Committee. Mr. Martin retired in 2008 as Treasurer at Bank of America where he was responsible for funding, liquidity and interest rate risk management. Previously, he was the Enterprise Market and Operational Risk Executive and the risk management executive for Global Corporate and Investment Banking. Mr. Martin returned to Bank of America for 9 months beginning in October of 2008 to assist the organization in the integration process for Enterprise Risk Management following the Company’s acquisition of Merrill Lynch. During that time he served as the Enterprise Credit and Market Risk Executive. In 2008, Mr. Martin served as a Policy Group Member of The Counterparty Risk Management Policy Group III and co-chaired the Risk Monitoring and Risk Management Working Group. Mr. Martin’s expertise in the risk management area, both the credit and funding sides, offers valuable experience to the Board and the Risk Management Committee as we continue to work through problem assets and deploy excess liquidity.

Brian E. Simpson, 49, has been a director and Chief Executive Officer since October 21, 2011. He serves as Chair of the Strategic Planning Committee. Mr. Simpson was appointed Chief Executive Officer of FNB and its subsidiary banks upon consummation of the Recapitalization and had been advising the Company since October 2010. Until 2002, Mr. Simpson was a senior executive and Operating Committee member at Wachovia Corp. (First Union) with responsibility for all aspects of the company’s mortgage and home equity finance, structured finance, commercial real estate and leasing businesses. Mr. Simpson led the company’s Asset/Liability Committee and was a staff liaison to the Board’s Credit/Market Risk Committee. Mr. Simpson was also a member of the Credit Committee, the Market Risk Committee and the Capital Markets Commitment Committee, and the company’s senior regulatory contact team. Mr. Simpson was the co-founder and President of Casa Fiora, LLC, a domestic manufacturer of custom draperies and other home furnishings distributed nationally through better furniture retailers and professional design. Mr. Simpson is a past Chairman of the City of Charlotte’s Housing Trust Fund Advisory Board, and serves on the boards of several other community organizations. As the Chief Executive Officer, Mr. Simpson provides insight to the Board on our day to day operations, issues and financial results.

Nominees for Class II Directors with Terms Expiring at the Annual Meeting in 2015

Austin A. Adams, 68, has served as a director of FNB and its subsidiary banks since October 21, 2011. He is Chairman of the Board and lead independent director. He also is a member of the Strategic Planning Committee and the Compensation and Nominating Committee. Mr. Adams retired in 2006 as Chief Information Officer and Executive Committee member at JPMorgan Chase. He was responsible for technology and operations, managing nearly 28,000 employees and a multi-billion dollar budget. Mr. Adams previously served as CIO and Executive Committee member at Bank One and First Union. Mr. Adams currently serves on the board of directors of two public companies, Dun & Bradstreet and Spectra Energy. As an expert in integration planning and execution and in bank operations, Mr. Adams provides the Board with a strategic outlook and management experience into operations.

R. Reynolds Neely, Jr., 58, has served as a director since of FNB United and CommunityOne Bank since 1980. Mr. Neely serves on the Audit Committee and Enforcement and Compliance Committee. Mr. Neely is the Director of the Community Development Division of the City of Asheboro, North Carolina where he has worked for over 33 years. Mr. Neely’s long-standing service to the company and his knowledge of the community provide insights to the Board on the local market in which we serve.

Louis A. “Jerry” Schmitt, 72, has served as a director of FNB and its subsidiary banks since October 21, 2011. He is the Chair of the Compensation and Nominating Committee and also serves as a member of the Risk Management Committee. He is also a member of the Director’s Committee of Bank of Granite. Prior to his retirement, Mr. Schmitt was Executive Vice President and Co-Head of Capital Markets for First Union with responsibility for overall management of trading, sales and underwriting related to all fixed income activities. Mr. Schmitt also chaired the Asset/Liability Management Committee and served on the Executive Committee of First Union and was a staff liaison to the Credit/Market Risk Committee of the Board. Schmitt’s financial and managerial experience provides the Board and the Compensation and Nominating Committee with experience on motivating professionals with compensation plans and policies.

Boyd C. Wilson, Jr., 59 has served as a Director of Bank of Granite Corporation and Bank of Granite since 1996 and as a director of FNB and CommunityOne Bank since October 21, 2011. Mr. Wilson is a member of both the Risk Management and the Audit Committee. He also is the Chair of the Director’s Committee of Bank of Granite. Mr. Wilson is Executive Vice President of Broyhill Investments, Inc., an investment company located in Lenoir, North Carolina, where he has served in such capacity since 2005 and has served as a Director since 2007. Mr. Wilson also serves as Vice President and Chief Financial Officer of BMC Fund, Inc., a regulated investment company located in Lenoir, North Carolina, where he has served in such capacity since 2006. From 2002 to 2005, Mr. Wilson served as Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina. Mr. Wilson is a Certified Public Accountant and a Chartered Global Management Accountant. Mr. Wilson’s accounting and financial experience provides value to the Audit Committee and his experience with Granite provide insights to the Board on the local market in which we serve.

Nominees for Class III Directors with Terms Expiring at the Annual Meeting in 2013

John J. Bresnan, 63, has been a director of FNB and its subsidiary banks since October 21, 2011. He serves on both the Strategic Planning Committee and the Compensation and Nominating Committee. He is a Managing Director with The Carlyle Group and serves as the Chief Risk Officer to Carlyle’s Investment Grade Opportunity group as well as Senior Advisor to Carlyle’s Global Financial Services group. He is based in Charlotte. Prior to joining Carlyle, Mr. Bresnan worked at Wachovia Corporation from 1995 to 2009, where he was Managing Director, Head of Global Markets Capital Management. Mr. Bresnan also spent twenty-five years on Wall Street, including 13 years with Lehman Brothers, where he was the Managing Director responsible for Credit. Mr. Bresnan’s expertise in the financial services investment and transactional area allow him to bring relevant insight and strategic outlook into our operations and business plans.

Jerry R. Licari, 65, has been a director of FNB and its subsidiary banks since October 21, 2011. He is Chair of the Audit Committee and serves on the Enforcement and Compliance Committee. He also serves on the Director’s Committee of Bank of Granite. He is currently President, CFO, and COO of Uncle Maddio’s of Charlotte, LLC (UMC). Prior to that, Mr. Licari was a lead and audit engagement partner for KPMG LLP and served major U.S. banks and insurance companies from 1977 to 2004. Mr. Licari also served as an SEC Reviewing partner (concurring partner) for insurance and bank clients filing with the SEC from 1981-2000, and held numerous leadership positions including the Director of the Global Center for Industry Solutions from 2004-2006, U.S. Banking Partner in Charge from 2002-2004 and U.S. Partner in Charge of the Financial Risk Management Practice from 2000-2001. Mr. Licari’s deep audit experience in the financial services industry brings valuable experience to the Board with respect to accounting and strategic aspects of FNB’s business, and to the Audit Committee on which he serves as “audit committee financial expert.”

Robert L. Reid, 56, has been a director of FNB and its subsidiary banks since October 21, 2011 and serves on the Strategic Planning Committee and the Enforcement Compliance Committee. He also is a member of the Directors’ Committee of Bank of Granite. Mr. Reid was appointed President of FNB and its subsidiary banks upon consummation of the Recapitalization and had been advising the Company since October 2010. Prior to that, Mr. Reid spent 30 years with Wachovia Corporation and its predecessor, with extensive leadership roles in community banking, retail banking, corporate banking, commercial banking, business banking, real estate finance, capital management, and wealth management. At the time of his retirement in June 2009, Mr. Reid was Executive Vice President/Managing Director: Real Estate Division for Wachovia Corporation. From 2003 to 2008, Mr. Reid was President of the Retirement and Investment Products Group at Wachovia. From December 2000 to April 2003 and from May 1996 to December 1997, Mr. Reid served as the CEO of First Union – Pennsylvania/Delaware, providing direct management and leadership for First Union’s community and branch banking business in Pennsylvania and Delaware. From December 1997 to December 2000, Reid served as the CEO of First Union – Atlantic, overseeing First Union’s community and branch banking business in New Jersey, New York, and Connecticut. Mr. Reid’s extensive branch and community banking experience and his role as President of the Bank provides the Board with unique insight into bank operations and customers.

Class III Director with Continuing Term Expiring at the Annual Meeting in 2013

H. Ray McKenney, Jr., 57, has served as a Director of FNB United and CommunityOne Bank since 2006. He is Chair of the Enforcement Compliance Committee and serves on the Risk Management Committee. Mr. McKenney is President of MBM Auto Management, a multi-franchise automobile and power sports management company he founded in 1981. Mr. McKenney currently serves on the Board of Trustees of Gaston Christian Schools. He also serves on the Board of Directors for Carolina Chevrolet and Carolina Cadillac Dealers Association. Mr. McKenney was a founding Director of First Gaston Bank of North Carolina and served on the Board from 1995 to 2006, with a term as Chairman of the Board. He also served on the Board of its parent holding company, Integrity Financial Corporation, during the same time period. Mr. McKenney’s experience as a board member of FNB and its predecessor companies and his expertise as a business owner provides the Board with needed experience on the Risk Management Committee and perspective on the local markets in which we serve.

Proposal 2: Ratification of Independent Registered Public Accounting Firm Appointment

The Audit Committee of the FNB Board has appointed the firm of Dixon Hughes Goodman LLP as the independent registered public accounting firm for FNB for the 2012 fiscal year, and to audit and report on FNB’s financial statements for the fiscal year ending December 31, 2012. Action by shareholders is not required by law in the appointment of independent auditors. However, the FNB Board considers this selection to be an important issue and therefore is submitting the selection of Dixon Hughes Goodman LLP for ratification by the shareholders.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. In the event the appointment is not ratified by a majority of the votes cast, in person or by proxy, it is anticipated that no change in independent auditors would be made for the current year because of the difficulty and expense of making any changes during the year, but that vote would be considered in connection with the independent auditors’ appointment for 2013. Conversely, even if the appointment of Dixon Hughes Goodman LLP is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of FNB.

Dixon Hughes Goodman LLP was FNB’s independent auditor for the year ended December 31, 2011, and has served in that capacity since 2004. Dixon Hughes Goodman LLP has no direct or indirect financial interest in FNB or in any of its subsidiaries, nor has it had any connection with FNB or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Dixon Hughes Goodman LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions, including those relating to the 2011 audit of FNB’s financial statements.

Fees Paid to Independent Registered Public Accounting Firm

Fees for professional services provided by Dixon Hughes Goodman LLP in each of the last two fiscal years, in each of the following categories are:

	2011	2010
Audit Fees	$692,592	$391,455
Audit-Related Fees	$56,200	$25,000
Tax Fees	$65,790	$51,575
All Other Fees	$0	$0

Total	$814,582	$468,030

Audit Fees. This category consists of fees billed and expected to be billed for professional services rendered for the audit of our annual financial statements, the audit of internal control over financial reporting as of December 31, 2011, as required by the Sarbanes-Oxley Act of 2002, the reviews of FNB’s quarterly reports on Form 10-Q, accounting consultations and SEC registration statements.

Audit-Related Fees. This category consists of fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” During 2011 and 2010, these fees consisted of the audit of our benefit plans, routine accounting consultations and accounting consultations related to merger transactions.

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and, during 2011 and 2010, tax consultations related to merger specific issues.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors to assure that the provision of such services does not impair the registered public accounting firm’s independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

During fiscal year 2010 and 2011, the Audit Committee pre-approved all services provided by the independent auditors. None of the hours expended on the principal accountant’s engagement to audit FNB’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Recommendation of the FNB Board

The FNB Board unanimously recommends a vote “FOR” ratification of the appointment of the Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2012. Proxies, unless indicated to the contrary, will be voted “FOR” ratification.

Proposal 3: Non-Binding Approval of Executive Compensation

Background of the Proposal

On February 13, 2009, FNB issued to the U.S. Treasury (the “Treasury”), as a participant in the Treasury’s Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”), 51,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation value per share of $1,000 (“Preferred Stock”), for a total price of $51.5 million. As part of its purchase of the Preferred Stock, the Treasury received a warrant to purchase 22,072 shares of FNB’s common stock at an initial per share exercise price of $3.50, subject to adjustment pursuant to customary anti-dilution provisions (the “Warrant”).

Under the federal laws applicable to this program, those financial institutions that have sold preferred stock and issued warrants to the Treasury under the CPP are required to permit a separate and non-binding shareholder vote to approve the compensation of such financial institution’s executive officers. The Treasury and the SEC issued guidance that requires participants in the CPP to submit to shareholders annually for their approval the executive compensation arrangements as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements. The Dodd Frank Wall Street Reform and Consumer Protection Act also requires shareholders to vote to approve, on a nonbinding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the SEC rules.

As part of the Recapitalization, FNB entered into a TARP Exchange Agreement with the Treasury, pursuant to which the Treasury agreed to exchange the Preferred Stock held by the Treasury, for a number of shares of common stock of FNB having a value (valued at $16.00 per share reflecting the one-for-one hundred reverse stock split (“Reverse Stock Split”) of our common stock effected on October 31, 2011) equal to the sum of 25% of the aggregate liquidation value of the Preferred Stock, plus 100% of the amount of accrued and unpaid dividends on the preferred stock as of the closing date of the recapitalization. FNB also agreed to amend and restate the terms of the Warrant, extended the term of the Warrant and adjusted the exercise price to $16.00 per share, reflecting the terms of the Reverse Stock Split. The TARP Exchange Agreement requires FNB to continue to meet the compensation standards described in this Proxy Statement for as long as the Treasury owns FNB common stock.

Executive Compensation

FNB believes that its compensation policies and procedures, which are reviewed and recommended for full FNB Board approval by the Compensation and Nominating Committee, are fair based on the level of responsibility and accountability of each employee, and do not provide excessive benefits or encourage excessive risk taking. FNB believes that the compensation policies and procedures also comply with the standards for executive compensation and corporate governance imposed by federal law for those companies, such as FNB, that participate in the CPP. These standards are discussed in detail in the “Compensation Discussion and Analysis” section of this proxy statement.

With the consummation of the Recapitalization, the Compensation and Nominating Committee has been reviewing all of FNB’s compensation plans, including its executive compensation plans. These reviews are ongoing. On October 21, 2011, the Board of Directors approved the employment agreements of the chief executive officer, chief financial officer and the three other most highly-compensated executive officers of FNB (collectively, the “Named Executive Officers”) and the compensation provided thereunder for 2011. For purposes of this Proxy Statement, the Named Executive Officers also include the former Interim Chief Executive Officer and President, who retired on October 21, 2011, and the former Chief Financial Officer, who retired on December 31, 2011.

As required by the requirements of federal law applicable to the CPP, and the guidance provided by the SEC, the FNB Board has authorized a shareholder vote on FNB’s executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. Accordingly, FNB is presenting the following non-binding proposal, commonly known as a “Say on Pay” proposal, for shareholder approval:

RESOLVED, that the shareholders approve the compensation of FNB’s current Named Executive Officers as reflected in the Summary Compensation Table of FNB’s Proxy Statement for the 2012 Annual Meeting of Shareholders, including the discussion under the “Compensation Discussion and Analysis” and “Executive Compensation” and related disclosures contained in this Proxy Statement.

Vote Required; Effect

Approval of FNB’s executive compensation policies and procedures requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether FNB’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the FNB Board. However, the Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the FNB Board of Directors

The FNB Board unanimously recommends a vote “FOR” approval of the compensation of FNB’s executives.

Proposal 4: Approval of the 2012 Incentive Plan

We are asking the shareholders to approve the FNB United Corp. 2012 Incentive Plan (the “Plan”), the material terms of which are more fully described below. The FNB Board approved the Plan on April 26, 2012, subject to the shareholder approval solicited by this Proxy Statement. The purpose of the Plan is to assist us in attracting, retaining and providing incentives to executive officers, directors, employees and consultants. The use of stock options has long been a vital component of FNB’s overall compensation philosophy, which is premised on the principle that any long-term incentive compensation should be closely aligned with shareholders’ interests. Stock options and incentive awards align employees’ interests directly with those of other shareholders because an increase in our stock price after the date of award is necessary for employees to realize any value, thus rewarding executives and employees only upon improved stock price performance. Management believes that stock options and other incentive awards, the core of the FNB’s long-term employee incentive and retention program, will be effective in enabling FNB to attract and retain the talent critical for sustainable growth. Therefore, FNB considers approval of the Plan vital to FNB’s future success.

The Plan provides for the grant of stock options and other stock-based awards, as well as cash-based performance awards. If the shareholders approve the Plan, no new awards will be granted under FNB’s 2003 Stock Incentive Plan, as amended (the “Prior Plan”).

No awards have been granted under the Plan prior to the shareholder vote to approve the Plan.

Description of the Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”), Performance Awards, and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All employees and non-employee directors, and consultants and independent contractors of FNB or its affiliates are eligible to receive grants of Awards under the Plan. It is currently expected that approximately 100 employees will participate in the Plan, along with 7 non-employee directors who serve on the FNB Board. Information cannot be provided with respect to the number of awards to be received by any individual employee or group of employees pursuant to the Plan, since the grant of such awards is within the discretion of the Committee (as defined below).

No stock-based Awards will be granted under the Prior Plan or any other stock incentive plan between the Record Date and the date of the shareholders’ meeting.

Administration

The Plan will be administered by the Compensation and Nominating Committee, unless the FNB Board appoints another committee or person(s) for such purpose. The Committee may also designate a subcommittee or person to administer specific Awards, and the FNB Board also has the power to designate a committee, subcommittee or person to administer the Plan or specific Awards (such administrator, whether the Compensation and Nominating Committee or any other approved committee or subcommittee, the “Committee”). With respect to Awards granted to non-employee directors, the FNB Board serves as the “committee,” unless the FNB Board appoints another committee or person(s) for such purpose.

The Committee has all the powers vested in it by the terms of the Plan, including the authority to determine: eligibility; the terms of Awards, including transferability; the exercise prices; whether a stock option shall be an incentive stock option or a nonqualified stock option, any Performance Goals applicable to Awards, provisions related to vesting, the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan is 600,000 shares. If an Option expires or terminates for any reason without having been fully exercised, if any shares of Restricted Stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares are available for the grant of additional Awards. However, any shares that are withheld (or delivered) to pay withholding taxes or to pay the exercise price of an Option are not available for the grant of additional Awards.

The maximum number of shares of Common Stock with respect to which an employee may be granted Awards under the Plan during any calendar year period is 50,000 shares.

Options

The Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the participant to purchase shares of Common Stock from FNB at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than 100% of the fair market value per share on the date of grant. Additionally, no incentive stock option may be granted under the Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of FNB or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of FNB, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years after its date of grant (except in the case of ten-percent holders).

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals as described below.

Restricted Stock Units

RSU Awards granted under the Plan are contingent awards of Common Stock or the cash equivalent thereof. Pursuant to such Awards, shares of Common Stock are issued, or the cash value of the shares is paid, subject to such terms and conditions as the Committee deems appropriate. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of RSUs, but instead shares of Common Stock are issued or the cash value of the shares is paid upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals (described below) established by the Committee. For purposes of the limit on the number of shares of Common Stock with respect to which an employee may be granted Awards during any calendar year, a Performance Award is deemed to cover the number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any participant pursuant to all Performance Awards granted to such participant during a calendar year may not exceed $2.0 million.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards (including the issuance or offer for sale of unrestricted shares of Common Stock) covering such number of shares and having such terms and conditions as the Committee may determine, including terms that condition the payment or vesting of Other Stock-Based Awards upon the achievement of one or more Performance Goals.

Dividends and Dividend Equivalents

The terms of an Award (other than an Option) may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award. The payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or shares, as determined by the Committee. Payment of dividends and dividend equivalents may be contingent upon the achievement of one or more Performance Goals.

Performance Goals

As described above, the terms and conditions of an Award may provide for the payment of cash or the issuance of Shares to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, and achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus FNB’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of FNB, one or more Affiliates, or FNB and one or more affiliates, and may cover such period as the Committee may specify.

Capital Adjustments

If the outstanding Common Stock of FNB changes as a result of a stock dividend, stock split, reverse stock split, spin-off, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, or the like, the Committee shall substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of securities with respect to which an employee may be granted Awards during any calendar year. In the event of a merger or consolidation to which FNB is a party or any sale, disposition or exchange of at least 50% all of FNB’s Common Stock or all or substantially all of FNB’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), the Committee may cause any Award granted under the Plan to be cancelled in consideration of a payment in such form as the Committee may specify equal to the fair value of the cancelled Award, as determined by the Committee in its discretion. The fair value of an Option, however, is deemed to be equal to the difference between the exercise price of the Option and the fair market value of the shares covered by the Option. The Committee is not required to take the same action with respect to all participants in the event of an adjustment.

Withholding

FNB is generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to FNB, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to FNB by the participant of unencumbered shares of Common Stock.

Termination and Amendment; Term of Plan

The FNB Board may amend or terminate the Plan at any time. However, after the Plan has been approved by the FNB shareholders, the FNB Board may not amend or terminate the Plan without the approval of (a) FNB’s shareholders if such shareholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected participant if such amendment or termination would adversely affect such participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Unless sooner terminated by the FNB Board, the Plan will terminate on April 26, 2022. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Options, Restricted Stock, RSUs, and Performance Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

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Incentive Stock Options. A participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.

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Nonstatutory Stock Options, RSUs, Performance Awards and Other Stock-Based Awards. A participant generally is not required to recognize income on the grant of a Nonstatutory Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option is exercised, or in the case of an RSU, Performance Award, or Other Stock Based Award on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonstatutory Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award, or Other Stock-Based Award, the amount of cash and/or the fair market value of any shares of Common Stock received.

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Restricted Stock. A participant who is granted Restricted Stock under the Plan is not required to recognize income with respect to the shares until the shares vest, unless the participant makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the participant recognizes equals the fair market value of the shares of Common Stock at the time income is recognized.

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Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

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Deductibility by Company. FNB generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, FNB generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above), a Performance Award, a Restricted Stock Award, an RSU, or an Other Stock-Based Award, FNB will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

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Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

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Pursuant to the TARP Exchange Agreement with the U.S. Treasury described elsewhere in this Proxy Statement, for as long as the U.S. Treasury owns FNB Common Stock, the tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or any of the three most highly-compensated executive officers is limited to $500,000 annually and the exception for performance-based compensation does not apply.

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Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of FNB would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

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Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient, including immediate taxation upon vesting, and an additional income tax of 20 percent of the amount of income so recognized. The Plan is intended to allow the granting of Awards that comply with, or qualify for an exemption from, Section 409A of the Code.

Vote Required; Effect

Approval of the 2012 Stock Incentive Plan would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. In tabulating the vote, abstentions will have the same effect as votes against the proposal and shares that are the subject of a broker nonvote will be deemed absent and will have no effect on the outcome of the vote.

Recommendation of the FNB Board

The FNB Board unanimously recommends a vote “FOR” the approval of the 2012 Stock Incentive Plan. Proxies, unless indicated to the contrary, will be voted “FOR” approval of the Plan.

Other Matters

There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

FNB CORPORATE GOVERNANCE

Director Independence

The FNB Board determines annually that a majority of directors serving on the FNB Board are independent as defined in the NASDAQ listing standards. In 2011, the FNB Board considered all direct and indirect transactions described in “Transactions with Related Parties” and “Compensation Committee Interlocks and Insider Participation” in determining whether the director is independent. There were no related party transactions other than those described in this Proxy Statement. The Compensation and Nominating Committee has the delegated responsibility to evaluate each director’s qualifications for independence for the FNB Board and for the committees of the FNB Board. Following review of the objective measures, the Compensation and Nominating Committee and FNB Board also consider on a subjective basis each director’s personal and/or business relationships, regardless of dollar amount.

On April 26, 2012, the FNB Board determined the following nine directors are independent under the NASDAQ listing rules: Mr. Adams, Mr. Bresnan, Mr. Kauffman, Mr. Licari, Mr. Martin, Mr. McKenney, Mr. Neely, Mr. Schmitt, and Mr. Wilson. As discussed below, all members of the Compensation and Nominating Committee are independent under this NASDAQ rule. In addition, the FNB Board determined that each of the members of the Audit Committee is independent under applicable SEC and NASDAQ rules.

The Board and Meetings

The directors of FNB also serve on the board of directors of CommunityOne Bank, N.A., Bank of Granite and Bank of Granite Corp, except that R. Reynolds Neely, Jr. and H. Ray McKenney, Jr. do not serve on Bank of Granite or Bank of Granite Corporation Boards or any committees thereunder. The FNB Board of directors holds regular monthly meetings to conduct the normal business of FNB and meets on other occasions when required for special circumstances. The CommunityOne, Bank of Granite and Bank of Granite Corp. boards of directors each also holds regular monthly meetings and may meet on other occasions as circumstances warrant.

Effective upon consummation of the Recapitalization of FNB United on October 21, 2011, the FNB Board membership was reconstituted and the Board committees were reduced from eight to four standing committees. Among these committees are the Audit Committee, Compensation and Nominating Committee, Risk Management Committee, and the Strategic Planning Committee, whose members and principal functions are described below under “Board Role in Oversight of Risk.” In addition, FNB and CommunityOne Bank each has an Enforcement Compliance Committee and Bank of Granite has a Director’s Committee. These committees assist the respective Boards in overseeing the respective bank’s compliance with a consent order agreed to between the bank and the OCC, in the case of CommunityOne Bank, and the FDIC, in the case of Bank of Granite, and with FNB’s compliance with a Written Agreement it has with the Federal Reserve Bank of Richmond. During the fiscal year ended December 31, 2011, the FNB Board held a total of 32 meetings. Each director attended 75% or more of the total number of meetings of the FNB Board and of the committees on which that director served. Directors are encouraged to attend the annual meeting of shareholders. Eleven of FNB’s directors attended FNB’s last annual meeting of shareholders. The members of the FNB Board who are independent within the meaning of the NASDAQ listing standards meet regularly in executive session without management present. Although executive sessions are generally held in conjunction with a regularly scheduled board of directors meeting, other sessions may be called by two or more independent directors in their own discretion or at the request of the FNB Board.

Board Structure

The FNB Board has a separate chairman, a non-executive position, and a Chief Executive Officer. The FNB Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairman of the Board and Chief Executive Officer to aid in the Board’s oversight of management. We believe that by having a separate Chairman and CEO, we are better able to protect shareholder interests by providing independent oversight of the officers.

The duties of the non-executive Chairman of the Board include:

•	presiding over all meetings of the FNB Board;

•	preparing the agenda for FNB Board meetings with the Secretary and in consultation with the CEO and other members of the FNB Board;

•	assigning tasks to the appropriate committees of the FNB Board;

•	ensuring the information flows openly between senior management and the FNB Board; and

•	presiding over all meetings of shareholders.

The Chair of the FNB Board, Austin A. Adams, also is designated by the FNB Board as the “lead independent director.” We believe that the FNB Board, the Board Committees as presently constituted and the leadership structure of the FNB Board enables the FNB Board to fulfill its role in overseeing and monitoring the management and operations of FNB and protecting the interests of FNB and its shareholders.

Board Role in Oversight of Risk

FNB historically has maintained risk management as an enterprise-wide initiative and the responsibility of every employee. With the consummation of the Recapitalization on October 21, 2011, and the reconstitution of the Board and management of FNB and its bank subsidiaries, risk management has taken on renewed emphasis and importance. The FNB Board has adopted a business plan under which management’s goals have been prioritized in the following order: 1st – sound risk management; 2nd –profitability; and 3rd –growth. The FNB Board and management believe that these three goals are not necessarily in conflict, but rather support each other so long as the profitability and earnings growth expectations are consistent with a risk-controlled business strategy. Successful execution of FNB’s strategy will attain its maximum benefits over a longer term time frame. Executive management is ultimately accountable to the FNB Board and FNB shareholders for risk management. The FNB Board oversees management’s risk controlled strategies, as well as planning and responding to risks arising from changing business conditions or the initiation of new activities or products. The FNB Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s compliance with internal policies and controls addressing the operations and risks of significant activities.

Executive management seeks to implement fully integrated and effective risk management throughout the organization. This is accomplished through a committee structure in which individual committees comprised of FNB management personnel are assigned primary responsibility for monitoring and managing a particular type of risk associated with FNB’s operations, including credit risk, interest rate risk, liquidity risk, market risk, operational risk, reputational risk and compliance risk. Since the Recapitalization, credit risk management also has been enhanced through a dual signature system in which risk management officers must approve loans in partnership with commercial bankers, and through an independent loan review and internal audit function. Strict internal controls have been instituted throughout the organization to manage the various types of risk. The risks are reviewed and overseen by one of the four standing committees of the FNB Board.

The FNB Board, as a whole, and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are working as designed. While the full Board is charged with ultimate oversight responsibility of risk management, various committees of the Board, to ensure objectivity, have specific responsibilities with respect to FNB’s risk oversight. Thus, the Risk Management Committee has oversight responsibility for credit risk, interest rate risk, liquidity risk, and market risk. The Audit Committee is responsible for overseeing the financial reporting processes of FNB and overseeing FNB’s actions relating to all operational risk, including but not limited to legal, compliance and reputational risk, and compliance with legal and regulatory requirements and accounting standards. The Board’s Compensation and Nominating Committee assesses the various risks associated with compensation policies and oversees incentive plans. Executive or senior management has direct involvement in risk management via reporting and regular communications to committees of the FNB Board. Minutes and reports of all committee meetings are reviewed by the full FNB Board. Policies for all major risk areas are reviewed by FNB Board committees and approved by the full FNB Board on at least an annual basis.

FNB has appointed a Chief Risk Officer who has the responsibility to ensure that FNB maintains an effective risk management process that adequately measures, monitors and controls risk, and directs the development and implementation of a sound risk governance and loss prevention program to provide maximum protection to FNB’s assets. The Chief Risk Officer manages the credit risk management division, maintains a sound credit policy, administers the independent loan review function, and cooperates with the General Counsel and the compliance function to support adherence to policy, and applicable law. The Chief Risk Officer supports the Risk Management Committee of the Board. In addition, FNB has created an internal loan review function, responsible for managing credit risk by overseeing loan processes and loan portfolio. That Chief Loan Review Officer reports directly to the Risk Management Committee of the Board and provides monthly reports to it. FNB’s Internal Audit function conducts regular audits of various areas of the bank. The Chief Internal Auditor reports directly to the Audit Committee and provides monthly reports to it. The Audit Committee also is supported by the General Counsel, who is responsible for the overall operational risk of the company, including legal, compliance, regulatory and reputational risk.

FNB encourages open communication between management and the FNB Board. Certain members of senior management attend board meetings and they and other management members are available at all times to address any questions or concerns raised by the Board related to risk measurement and risk management.

Audit Committee. The Audit Committee oversees the integrity of FNB’s financial reporting processes and the audits of its financial statements, oversees the internal audit function as well as all reviews and oversight of FNB’s internal controls, and oversees FNB’s actions relations to operational risk, including legal, compliance and reputational risk, and compliance with applicable legal and regulatory requirements and accounting standards. The Audit Committee also is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of nonaudit services provided by FNB’s independent registered public accounting firm. Additionally, the committee reviews the audited consolidated financial statements to be included in FNB’s Annual Report on Form 10-K. Dixon Hughes Goodman LLP, FNB’s independent registered public accounting firm, reports directly to the Audit Committee. It operates under a formal charter, which governs its conduct and responsibilities. A copy of the charter is available through the FNB Investor Relations link on FNB’s website at www.MyYesBank.com. Members of the committee are Directors Jerry R. Licari (Chair), J. Chandler Martin, R. Reynolds Neely, Jr., and Boyd C. Wilson, Jr. The Audit Committee met 12 times during the 2011 fiscal year. Each of the members of the committee is independent as defined by Nasdaq listing standards and the FNB Board has determined that Mr. Licari is the Audit Committee’s financial expert. The FNB Board has determined that Mr. Licari meets the qualifications of an audit committee financial expert under SEC regulations adopted under the Sarbanes-Oxley Act of 2002.

The Audit Committee Report is on page 44 of this Proxy Statement.

Risk Management Committee. The Risk Management Committee oversees FNB’s actions relating to credit risk, interest rate risk, liquidity risk and market risk, including credit quality, loan portfolio performance, adequacy of the allowance for loan losses and resolution of problem assets. The Risk Management Committee also oversees FNB’s interest rate risk exposure, as well as investment and hedging activities. It reviews material trading positions and assesses compliance with established limits. The Committee also reviews risks associated with new business lines, products and services where the risk profile of the company may change. The Risk Management Committee approves the hiring, compensation and replacement of the chief loan review officer, receives reports from the loan review officer, and evaluates the performance of the loan review function. The Committee annually reviews and approves FNB’s risk management policies, including all policies relating to credit risk, interest rate risk, liquidity risk, and market risk. A copy of the charter is available through the FNB Investor Relations link on FNB’s website at www.MyYesBank.com. Members of the committee are Directors J. Chandler Martin (Chair), H. Ray McKenney, Jr., Louis A. “Jerry” Schmitt and Boyd C. Wilson, Jr. The Risk Management Committee was established upon the Recapitalization of FNB on October 21, 2011, and in part replaced the ALCO Committee (which had met 2 times during 2011 prior to the committee being abolished) and the Credit Committee (which met 11 times during 2011 prior to the committee being abolished). The Risk Management Committee met 2 times during the 2011 fiscal year.

Compensation and Nominating Committee. The Compensation and Nominating Committee reviews all of FNB’s compensation and benefits programs and evaluates whether the compensation provided by FNB to management is fair based on the level of responsibility and accountability of each person and does not provide excessive benefits or encourage excessive risk taking. In this connection, the Committee has oversight of the administration of FNB’s employee compensation and benefit plans and programs, and the evaluation and review of FNB’s management resources, the evaluation of the performance of the Chief Executive Officer, including determining and recommending for full Board approval the Chief Executive Officer’s compensation, and administration of FNB’s equity-based incentive plans, including recommending to the full FNB Board approval of awards under such plans. The Compensation and Nominating Committee also recommends to the full Board compensation packages for other senior management and directors. The Compensation and Nominating Committee’s policy is to review such executive officer compensation no less frequently than annually. The Committee also recommends nominees for election as director and oversees the adequacy of FNB’s management succession plans for the Chief Executive Officer and other critical positions. The Compensation and Nominating Committee also is responsible for overseeing the overall corporate governance of FNB and in that role, it reviews and makes recommendations to the FNB Board regarding the board of directors’ composition and structure, establishing criteria for directors, evaluating the corporate policies relating to the recruitment of directors and assisting the FNB Board in establishing and maintaining effective corporate governance policies and practices. The Compensation and Nominating Committee operates under a formal charter, a copy of which is available through the FNB. Investor Relations link on FNB’s website at www.MyYesBank.com.

Because FNB has participated in the CPP established by the Treasury, the Compensation and Nominating Committee has additional responsibilities under federal law, including the following:

•

discussing, evaluating and reviewing with FNB’s senior risk officers, at least every six months, the compensation plans for FNB’s Named Executive Officers to ensure that such compensation arrangements do not encourage the Named Executive Officers to take unnecessary risks that threaten the value of FNB;

•

discussing, evaluating and reviewing with FBN’s senior risk officers, at least every six months, all of FNB’s employee compensation plans in light of the risks posed to FNB by such plans and how to limit such risks;

•

discussing, evaluating and reviewing, at least every six months, all of FNB’s employee compensation plans to ensure that the plans do not encourage the manipulation of FNB’s reported earnings to enhance the compensation of any employee; and

•

annually certifying its completion of its reviews of FNB’s compensation plans and providing disclosure regarding (i) how the Named Executive Officer compensation plans do no encourage unnecessary and excessive risks, (ii) the risks posed by FNB’s employee compensation plans and how such risks were limited, and (iii) how FNB has ensured the its employee plans do not encourage the manipulation of earnings to enhance the compensation of any employees.

To assist it in fulfilling its responsibilities, the Compensation and Nominating Committee retained McLagan, a compensation consulting, productivity, and performance benchmarking firm for the financial services industry, in 2011 to advise it on various matters relating to executive compensation, compliance with the executive compensation requirements imposed upon FNB by its participation in the CPP, and general compensation policies. McLagan reports to the Chair of the Committee.

When evaluating potential nominees to the FNB Board, the Compensation and Nominating Committee considers various factors including their independence, financial expertise and business experience, education, character, judgment and vision. In accordance with FNB’s corporate governance guidelines, the committee makes its evaluations in light of the current mix of director skills and attributes and also considers an individual candidate’s reputation, age, civic and community relationships, knowledge and experience in matters affecting financial institutions, and the extent to which he or she would bring greater diversity to the FNB Board. The Committee also discusses the qualifications and contributions of each incumbent director.

The committee will consider qualified candidates recommended by shareholders. Shareholders can submit the names of qualified candidates, together with a written description of the candidate’s qualifications and appropriate biographical information, to the Compensation and Nominating Committee at FNB United Corp., P.O. Box 1328, 150 South Fayetteville Street, Asheboro, North Carolina 27204. Submissions will be forwarded to the Chair of the Compensation and Nominating Committee for review and consideration. Any shareholder desiring to recommend a director candidate for consideration at FNB United’s 2013 annual meeting of shareholders must ensure that the submission is received by FNB United no later than January 15, 2013, to provide adequate time for the committee to consider the candidate. The Compensation and Nominating Committee does not have any formal policies regarding the consideration of candidates recommended by shareholders other than any such candidate will be considered at the same time and under the same criteria used to evaluate all other candidates.

Members of this committee are Directors Louis A. “Jerry” Schmitt (Chair), Austin A. Adams, John J. Bresnan, Scott B. Kauffman, each of whom is independent as defined by Nasdaq listing standards. The Compensation and Nominating Committee was reconstituted and chartered upon consummation of the Recapitalization and it or its predecessors met 9 times during the 2011 fiscal year.

The process, policies and specific recommendations of the Compensation and Nominating Committee with respect to compensation of our Named Executive Officers for 2011 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation and Nominating Committee Report is on page 36 of this Proxy Statement.

Contacting the Board of Directors

Any shareholder who desires to contact the FNB Board or a specific director may do so by writing to FNB United Corp., P.O. Box 1328, Asheboro, North Carolina 27204, Attn: Secretary. Any such communication should state the number of shares beneficially owned by the shareholder. FNB’s Secretary will review all communications received and relay them to the appropriate director or directors on a periodic basis unless the Secretary determines that the communication does not relate to the business or affairs of FNB or the functioning or constitution of the FNB Board or any of its committees; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full FNB Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with FNB’s policies and procedures, applicable laws and regulations relating to the disclosure of information.

Codes of Ethics

FNB has adopted a Code of Business Ethics applicable to all officers, directors and employees of FNB and to subsidiaries. It contains provisions applicable to FNB’s chief executive officer, principal financial and accounting officer, controller and such other officers as the Audit Committee of the FNB Board of Directors may designate from time to time. The purposes of this Code of Business Ethics are to promote honest and ethical conduct, full and accurate disclosure in a timely and understandable manner in periodic reports filed by FNB, and compliance with applicable laws, rules and regulations (including insider trading laws); deter corporate opportunities, and promote confidentiality, fair dealing, protection and proper use of company assets; and to encourage the reporting of any illegal or unethical behavior. A copy of the Code of Business Ethics is available online through the FNB Corp. Investor Relations link on FNB’s website at www.MyYesBank.com.

Compensation and Nominating Committee Interlocks and Insider Participation

None of the members of the Compensation and Nominating Committee has ever been an officer or employee of FNB or any of its subsidiaries or performed services for FNB or its subsidiaries other than as a director. None of the executive officers of FNB served during 2011 as a director or member of the compensation committee of any entity of which any executive officer served as a director or member of the compensation committee of FNB.

Certain Relationships and Related Transactions

Certain of the directors and officers of FNB and its subsidiaries and companies with which they are affiliated were customers of and borrowers from CommunityOne Bank or Bank of Granite in the ordinary course of business in 2011. Similar banking transactions may take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable loans with persons not related to FNB and did not involve more than normal risk of collectability or contain other unfavorable features.

FNB recognizes that related party transactions can present actual or potential conflicts of interest and may create the appearance that decisions are based on considerations other than the best interests of FNB. Therefore, the FNB Board has adopted an enhanced insider policy, which it applies not only to extensions of credit to executive officers, directors and principal shareholders but also is guided by that policy with respect to any transaction involving an insider. Under the policy, any actual or potential conflict of interest regarding insiders must be promptly disclosed to the Board for consideration, whether the conflict is intended or unintended. The Board retains final authority to approve any transaction with an insider. The involved insider is required to abstain from the Board’s approval process with respect to any transaction in which the insider may obtain any direct or indirect benefit.

Director Compensation

Prior to the consummation of the Recapitalization, the non-employee directors serving on the FNB Board received $500 per board meeting and $250 per committee meetings attended. Upon consummation of the Recapitalization on October 21, 2011, the Compensation and Nominating Committee recommended, and the FNB Board approved, subject to OCC approval, a non-employee director annual cash retainer fee of $50,000, payable quarterly, plus an annual cash retainer of $25,000 for each Committee Chair, also payable quarterly. The OCC approved the compensation arrangement in early 2012 and fees earned for service in 2011 were paid after that date. Prior to the Recapitalization, non-management directors were eligible for grants of nonqualified stock options and shares of restricted stock under the Corporation’s incentive stock plan. However, there were no stock options or shares of restricted stock granted to its directors during 2011. FNB does not provide any non-equity incentive compensation to the directors, and no option or stock awards were made to any director during fiscal year 2011.

Employee members of the FNB Board receive no additional compensation for participation on the FNB Board. The Compensation and Nominating Committee annually reviews FNB director compensation in order to make sure that such compensation is designed to align the board of directors with its shareholders and to attract, motivate, and retain high performing members critical to our success.

The following table provides information concerning compensation paid by FNB to its non-employee directors during 2011.

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Austin A. Adams	18,750	18,750
John J. Bresnan	12,500	12,500
Scott B. Kauffman	12,500	12,500
Jerry R. Licari	18,750	18,750
J. Chandler Martin	18,750	18,750
H. Ray McKenney	39,750	39,750
R. Reynolds Neely, Jr. (2)	29,750	29,750
Louis A. “Jerry” Schmitt	18,750	18,750
Boyd C. Wilson, Jr.	12,500	12,500
Jacob F. Alexander	8,250	8,250
Larry E. Brooks	17,250	17,250
James M. Campbell, Jr.	22,500	22,500
Darrell L. Frye	19,000	19,000
Hal F. Huffman, Jr.	11,500	11,500
Thomas A. Jordan	12,750	12,750
Lynn S. Lloyd	21,250	21,250
Eugene B. McLaurin II	14,750	14,750
Carl G. Yale	17,250	17,250

(1)	The following non-management directors joined the board on October 21, 2011: Messrs. Adams, Bresnan, Kauffman, Licari, Martin, Schmitt, and Wilson. Mr. Alexander resigned on May 26, 2011. Messrs. Brooks, Campbell, Frye, Huffman, Jordan, Lloyd, McLaurin, and Yale resigned on October 21, 2011.
(2)	Aggregate Number of option awards outstanding at December 31, 2011: Mr. Neely – 75.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information on outstanding equity awards under FNB United’s equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to Be Issued upon Exercise	Weighted- Average Exercise Price	Number of Securities Remaining Available for Future Issuance (1)
Equity Compensation Plans Approved by Shareholders (2)	2,746	$1,819.51	8,243
Equity Compensation Plans Not Approved by Shareholders (3)	—	—	—

Total	2,746	$1,819.51	8,243

(1)	The number of securities remaining available for issuance at December 31, 2011, excludes the number of securities to be issued upon exercise of any outstanding options.
(2)	Under equity compensation plans approved by shareholders at December 31, 2011, there were 2,742 securities to be exercised under outstanding stock with a weighted-average exercise price of $1,821.79. Additionally, there were 4 shares of non-vested restricted stock with a weighted-average grant date fair value of $260.00.
(3)	There were no equity compensation plans at December 31, 2011, that had not been approved by shareholders.

FNB EXECUTIVE OFFICERS

The following table sets forth the current executive officers of FNB as of December 31, 2011:

Name	Age	Position in FNB – Principal Occupation for last 5 years	Officer of Corporation Since
Brian E. Simpson	49	Chief Executive Officer, FNB, CommunityOne Bank, Bank of Granite Corp. and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 – October 2011; President, Casa Fiora, 2002 – 2010.	October 21, 2011

Robert L. Reid	56	President, FNB, CommunityOne Bank, Bank of Granite Corp. and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 – October 2011; Executive Vice President/Managing Director, Real Estate Division, Wachovia Corp., 2009; President, Retirement and Investment Products Group, Wachovia Corp., 2003 – 2008.	October 21, 2011

David L. Nielsen	47	Executive Vice President and Chief Financial Officer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 – October 2011; Executive Vice President and Group Risk Officer for Wholesale Banking, Wells Fargo Corp., 2008-2010. Chief Operating Officer, Global Markets and Investment Banking, Wachovia Corp., 2006-2008.	October 21, 2011

David C. Lavoie	57	Executive Vice President and Chief Risk Officer, FNB, CommunityOne Bank, since December 2010; Executive Vice President and Chief Risk Officer, Bank of Granite Corporation and Bank of Granite since October, 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 – December 2010; Retired 2007- October, 2010.	December 2010

Gregory P. Murphy	64	Executive Vice President and Chief Workout Officer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since October 2011; Independent Consultant, Bank of Granite, FNB United and CommunityOne Bank- September 2010 - October 2011; Managing Director, Helix Financial, LLC 2009-2010; Managing Director, CRG Partners, 2007-2008 (both managers of distressed assets).	October 21, 2011

Angus M. McBryde, III	49	Executive Vice President and Treasurer, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite, October 2011; Independent Consultant, FNB and CommunityOne Bank, October 2010 - October, 2011; Senior Vice President, Treasury, Wachovia Corp., 2007 - 2009.	October 21, 2011

Beth S. DeSimone	52	Executive Vice President, General Counsel and Secretary, FNB, CommunityOne Bank, Bank of Granite Corporation and Bank of Granite since November 16, 2011; Counsel, Arnold & Porter, LLP, Washington, D.C. 1986-2011.	November 16, 2011

Our executive officers are elected by the FNB Board on an annual basis and serve until their successors have been duly elected and qualified.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Approval Process

Oversight of executive compensation and employee benefits is the responsibility of the four member Compensation and Nominating Committee of the FNB Board described above. Each member of the Compensation Committee is a non-employee director and qualifies as an independent director under the NASDAQ listing standards. The Committee may delegate to its Chair such power and authority as the Committee deems to be appropriate. The Compensation and Nominating Committee was restructured and reconstituted in October, 2011 after the Recapitalization of FNB. Prior to that time, the FNB Board had both a Compensation Committee and a Nominating Committee. These Committees were combined and reconstituted as part of a broader reconstitution of the FNB Board on the Recapitalization date of October 21, 2011. At that time, the full FNB Board appointed the current Committee Chair, although the Chair of the FNB Board has the authority to appoint any future Committee Chair. Upon the Recapitalization, new management also was appointed by the FNB Board, and previous members of management retired.

The Compensation and Nominating Committee operates under a written charter approved by the FNB Board, which it reviews, modifies as necessary and reaffirms on an annual basis. As noted above, a copy of this charter is located through the FNB Investor Relations link on FNB’s website at www.myyesbank.com. Upon consummation of the Recapitalization, a new Compensation and Nominating Committee charter was approved by the Board of Directors. The Board of Directors also has adopted a new Staffing and Compensation Policy which addresses the Board’s compensation philosophy and policy, including the payment, granting or provision of salaries, bonuses, incentive awards, benefits and/or fees to all employees, including executive and non-executive officers. This new Staffing and Compensation Policy is being implemented by the FNB Board and management during 2012.

Compensation Philosophy:

The current compensation philosophy of FNB, as articulated in the Staffing and Compensation Policy is that FNB’s compensation programs, including the executive compensation program, should be structured to align with FNB’s goal hierarchy, which is as follows:

•	1st – Risk Management

•	2nd – Profitability

•	3rd – Growth

In addition, the following principles are to be considered: Compensation programs must not encourage excessive risk-taking or reward temporary or illusory performance; and should have performance-based components, with performance metrics and measurement periods tailored to the specific job. Performance may be defined to include not just financial performance but also performance under certain non-economic criteria, such as customer service, legal compliance and appropriate risk management. Compensation programs are to emphasize ‘total compensation’ and incorporate a mix of compensation components appropriate to the specific job, which must be competitive to attract and retain, qualified and productive employees. Compensation program must include the use of market-based structures and target amounts. In addition, compensation amounts for individuals in similar jobs should be appropriately differentiated to reflect individual contributions.

Finally, our compensation program must comply with applicable legal requirements and guidance and best practices, including without limitation those requirements imposed by federal law and regulation in connection with the TARP for as long as FNB remains a participant therein.

To meet the objectives of our Staffing and Compensation Policy, particularly aligning any compensation plan with the Company’s goal hierarchy, encouraging and rewarding high levels of individual and corporate performance, and aiding in attracting and retaining qualified executives, consistent with applicable law, the policy sets forth the multiple elements to be incorporated in FNB’s executive compensation program:

•	Base salaries;

•	Short-term Performance Incentive Plan;

•	Management Incentive Plan;

•	Other Equity Awards;

•	Certain other benefits; and

•	Employment Agreements.

The Compensation and Nominating Committee is currently structuring an executive compensation program which incorporates these multiple elements and meets the goals of FNB’s compensation policy.

To date, the Named Executive Officers appointed at the consummation of the Recapitalization – Brian E. Simpson, Chief Executive Officer; Robert L. Reid, President; David L. Nielsen, Chief Financial Officer; David C. Lavoie, Chief Risk Officer; and Angus M. McBryde, III, Treasurer — are provided with base compensation, certain other benefits and employment agreements, as described below. However, FNB believes that long-term incentives are important to focus attention on long –range objectives and future returns to shareholders. The Compensation and Nominating Committee began discussions on structuring an Executive Management Compensation Plan in November, 2011; however no incentive compensation determinations were made and an incentive plan was not in effect at the end of 2011.

In February, 2012, the Compensation and Nominating Committee hired Pearl Meyer & Partners, an independent compensation consulting firm, to assist in developing and designing an Executive Compensation Program. The plan is being designed to align management with FNB’s goal hierarchy, as well as with the economic interests of the shareholders; and reward long-term financial performance. The plan will also aid in retention through multi-year vesting schedules for equity awards. The requirements and restrictions imposed by the U.S. Treasury’s TARP are being considered in development of the program. Awards will be subject to clawback if the objective performance measures used to determine the awards are later restated or are otherwise determined to be illusory by the Board or such clawback is otherwise required by applicable law. We expect to adopt a new Executive Compensation Program during 2012.

Compensation Program

Current Named Executive Officers

As noted, the compensation for the current Named Executive Officers consists solely of salary and potentially a bonus and certain other benefits. The purpose of base salary is to provide competitive and fair base compensation that takes into consideration the scope and impact of the position within FNB. Salaries are not to be excessive in relation to similar positions at similar-sized and situated institutions. Base salaries are reviewed annually in consideration of job responsibilities, competitive market practice and executive performance. The Compensation and Nominating Committee reviews and recommend to the Board of Directors the base salary for the Chief Executive Officer. The Committee also assists the Chief Executive Officer in setting compensation for the President, Chief Financial Officer, Chief Risk Officer, and the Bank’s General Counsel. Salaries are evaluated annually to reflect individual experiences, expertise, performance and contributions in the role.

The base salary for Brian E. Simpson, Chief Executive Officer, was approved as part of his employment agreement, which was executed on the date of the Recapitalization. His base salary at $500,000, effective upon October 21, 2011, remains unchanged for 2012. The salaries for the other Named Executive Officers were also approved as part of their Employment Agreements, which were executed on the date of the Recapitalization. Base salaries for the other Named Executive Officers are: Robert L. Reid, President: $475,000; David L. Nielsen, Chief Financial Officer: $475,000; David C. Lavoie, Chief Risk Officer: $475,000; and Angus M. McBryde, III, Treasurer: $350,000. These base salaries remain unchanged for 2012, as the salaries were approved by the FNB Board during the fourth quarter of 2011. The prior Compensation Committee of FNB reviewed base salaries at community banks of comparable asset size, including Palmetto Bancshares, SCBT Financial Corp., Carter Bank & Trust, First Community Bankshares, First Bancorp, NewBridge Bancorp, Yadkin Valley Bank, Ameris BanCorp, Virginia Commerce, TowneBank, Sandy Spring Bancorp, Inc. and First Financial Holdings. Asset size was the single criteria used in selecting banks for the salary comparison. These banks are not considered our “peer group” at this time. In addition, no benchmarking was conducted for individual executive officers but market data was provided for reference and evaluation.

FNB and CommunityOne Bank have entered into employment agreements with each of the Named Executive Officers. The employment agreements provide for a three (3) year term at the annual base salaries listed above, and have substantially similar terms except for the base salaries and potential bonus opportunities. In addition, subject to the applicable TARP compensation restrictions, the FDIC’s golden parachute rules (12 U.S.C. § 1828(k) and 12 C.F.R. Part 359) and other applicable restrictions (together the “Compensation Rules”), each Named Executive Officer is eligible to (a) receive annual bonuses at a target level of 100% of base salary (subject to the achievement of performance conditions to be established by the Compensation and Nominating Committee), and (b) participate in FNB’s long term cash and equity award and equity-based programs. While subject to the Compensation Rules, the Named Executive Officer’s incentive compensation opportunities will be adjusted as necessary to comply with such rules.

The employment agreements also provided for the payment of the “success fee” earned by each of Brian E. Simpson, Robert L. Reid, David L. Nielsen, David C. Lavoie and Angus M. McBryde, III. The success fees were agreed to by FNB and CommunityOne and each of these Named Executive Officers under a Consulting and Services Agreement with each of them prior to the Recapitalization and were payable only upon the successful closing of the Recapitalization. The amounts of the success fees paid on October 21, 2011 are $350,000 for Messrs. Simpson, Reid and Nielsen, $265,000 for Mr. Lavoie and $180,000 for Mr. McBryde.

The employment agreements provide that each Named Executive Officer is eligible to participate in medical, dental and life insurance plans and other customary benefit plans (except that neither Mr. Simpson nor Mr. Reid are eligible to receive medical, dental or life insurance benefits coverage from FNB).

Subject to the Compensation Rules, in the event that a Named Executive Officer’s employment is terminated by FNB without “cause” or by the Named Executive Officer for “good reason,” the Named Executive Officer is entitled to severance benefits as follows: (a) a cash payment equal to two times the sum of (i) his base salary and (ii) an annual bonus amount; and (b) accelerated vesting of any FNB United equity compensation awards held by the Named Senior Executive. If FNB terminates any of the Named Executive Officers for cause, FNB shall have no obligations to the executive after the date of termination.

The employee agreements define “good reason” to mean, unless the executive shall have consented in writing thereto:

•	A material diminution in the executive’s duties and responsibilities or authority or any material adverse change in the executive base compensation;

•

A relocation of the executive’s primary work location more than thirty (30) miles from Asheboro, North Carolina (other than any relocation to Charlotte, North Carolina or a location within thirty (30) miles thereof);

•	A material breach of the Employment Agreement by the Company or the Bank; or

•	A “Change in Control.”

A “Change in Control” is deemed to have occurred, if:

•

any person (other than an employee benefit plan of FNB or its affiliates; or either anchor investor in the Recapitalization) is or becomes the beneficial owner of more than 25% of FNB voting stock, if at such time, the voting power of the stock owned by that person exceeds the voting power represented by the stock owned by the anchor investors in the Recapitalization;

•

FNB consummates a merger, consolidation, share, exchange, division or other reorganization or transaction with any other corporation, other than a transaction that results in FNB voting securities continuing to represent at least 60% of the combined voting power of the surviving entity immediately after the transaction;

•	the FNB shareholders approve a plan of complete liquidation or winding up of the company;

•	the consummation of a sale or disposition of all or substantially all of FNB’s assets; or

•	during any 24 consecutive month period, individuals who at the beginning of such period constituted the FNB Board cease for any reason to constitute at least a majority of the FNB Board.

Furthermore, during the time any of the Named Executive Officers are employed by FNB or CommunityOne Bank and for twenty four (24) months following termination of the executives employment without cause or for “good reason,” and a severance payment has been made, the executive may not, without the written consent of FNB or CommunityOne Bank, directly or indirectly own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any Company in the banking or financial services business within any of the counties of North Carolina or any other state in which FNB, CommunityOne Bank or any of its affiliates then conduct business, subject to certain exceptions involving passive investment or employment at a banking or financial services business having duties, activities and responsibilities wholly unrelated to those duties activities and responsibilities preformed by the executive for FNB, CommunityOne or their affiliates. The executive also may not solicit any FNB customer to discontinue using FNB’s, CommunityOne Bank’s or any other affiliate’s services or interfere with or disrupt any relationship between FNB and its affiliates and any employee, customer, supplier, principals, distributor, lessors or licensors.

Previous Executive Management Compensation

Prior to the consummation of the Recapitalization and the reconstitution of management and the Board of Directors, FNB had an established compensation program, which has been under review as described further below. In overseeing this program, prior to the Reorganization, the Compensation Committee undertook the required risk assessments under TARP, but due to the financial condition of FNB, did not review any compensation program against a peer group of banks with executives having similar responsibilities. The Compensation Committee was assisted in the TARP reviews by McLagan, an independent compensation consulting firm specializing in providing compensation consulting services to the banking industry. A description of the engagements performed by McLagan for the Compensation Committee during 2011 is set forth below under “Compensation Consulting and Advisory Services Fees.”

Base Salaries:

During 2011, FNB faced financial challenges relating to loan problems and economic conditions within many of the markets it serves. In consideration of these financial challenges and FNB’s performance, prior to the Recapitalization, the Compensation Committee continued the freeze on base pay imposed by the company in 2010 for the then executive officers. The base salaries paid to Mark A. Severson and R. Larry Campbell, the previous Chief Financial Officer and Interim CEO and President, respectively, were unchanged in 2010, 2009 and 2008. No awards of equity-based compensation were made to any Named Executive Officer at FNB during 2011.

Based on the performance of FNB, the committee also placed a general freeze on all salaries at CommunityOne for individuals earning $50,000 or more annually, including those of the Named Executive Officers, throughout 2011.

Incentive Awards:

Prior to the consummation of the Recapitalization, FNB had two incentive cash plans and a long-term incentive compensation plan. Based on FNB’s performance, performance goals and financial measures required for awards under these plans were not established, and no awards have been made since 2008. These plans are no longer active and no incentive awards were granted to our Named Executive Officers under these plans during 2011 both prior to and subsequent to the Recapitalization. As noted above, effective upon consummation of the Recapitalization on October 21, 2011, the FNB Board was reconstituted and all then existing incentive plans have been eliminated or are under review. We expect to adopt new incentive plans during 2012 to provide for equity and non-equity incentive awards to our Named Executive Officers.

Employment Agreements:

CommunityOne had entered into an employment agreement with R. Larry Campbell, the former Interim CEO and President. Effective as of December 31, 2008, CommunityOne amended and restated the employment agreement with Mr. Campbell, which was originally entered into in connection with the acquisition in 2000 of Carolina Fincorp, Inc. The agreement was amended to bring it into compliance with Section 409A of the Internal Revenue Code, to extend the term of employment, and to provide a change in control feature. Mr. Campbell’s employment agreement provided him with an annual base salary of $180,000 with increases as determined in accordance with CommunityOne Bank’s policies and practices for employee compensation. The employment agreement also provided that it may be terminated by CommunityOne Bank with cause or as a result of Mr. Campbell’s death or disability. Mr. Campbell had the option to terminate the agreement upon 60 days’ notice to CommunityOne Bank. In the event CommunityOne Bank terminated Mr. Campbell’s employment other than by reason of death, disability or “cause,” Mr. Campbell would continue to receive his then annual base salary for the otherwise then remaining term of the employment agreement. CommunityOne Bank would also continue to provide Mr. Campbell with various group health, disability and life insurance benefits until the earlier of (i) Mr. Campbell’s death, (ii) Mr. Campbell’s becoming eligible to participate as a full-time employee in the benefit plans of another employer, or (iii) the end of the term otherwise remaining under the agreement, provided that the CommunityOne Bank’s obligation to pay the costs of coverage for such benefits will end as of the 19th month following the employment termination. If Mr. Campbell’s employment were terminated by reason of continued disability, he would continue to receive his then annual base salary for the otherwise then remaining term of the agreement, less any disability payments to him from any disability plan of CommunityOne Bank or FNB United. The agreement with Mr. Campbell terminated on December 31, 2010 by its terms and was not renewed or replaced. Mr. Campbell retired from FNB, effective upon the consummation of the Recapitalization.

Change in Control Agreements:

Certain senior officers of CommunityOne Bank, including Mr. Severson, the former Chief Financial Officer, entered into a Change of Control agreement with FNB and CommunityOne. The purpose of the agreements is to secure the continued service of the officers in the event of a change of control and to provide the officers with security in such event so as to ensure their continued loyalty to maximize shareholder value as well as the continued safe and sound operation of FNB. For the period that FNB is a TARP recipient, the change of control agreements with Mr. Severson or any of FNB’s five next most highly compensated employees were deemed amended or modified to the extent necessary to be in compliance with the TARP compensation standards. Mr. Severson retired from FNB as of December 31, 2011 and was not eligible to receive any severance benefit payment under the agreement. The Named Executive Officers that joined FNB upon the Recapitalization did not enter into Change in Control Agreements.

Each change of control agreement provides that in the event of a termination of the officer’s employment in connection with, or within 24 months after, a change of control of FNB or CommunityOne, for reasons other than cause, the officer will receive a severance benefit as set forth in his or her agreement and payable in one lump sum. In addition, the officer may terminate his or her employment upon a change of control of FNB or CommunityOne and receive the benefits described above if, within 24 months following a change of control, the officer is assigned duties inconsistent with his or her duties at the time of the change of control, the officer’s annual base salary is reduced below the amount in effect prior to the change of control, the officer’s benefits are reduced below their level prior to the change of control (unless benefits are reduced for all employees), or the officer is transferred to a location more than 50 miles from his or her current principal work location. Each agreement has an initial term of three years, which will be automatically extended for an additional one-year period on each anniversary date of the agreement so that the term will again be three years unless either FNB, including CommunityOne, or the officer elects by written notice to the other not to continue the annual renewal. Depending on a variety of factors, including the Compensation Rules, whether the officer is a Named Executive Officer or the financial condition of CommunityOne, the change in control payments may or may not be payable upon termination by any officer subject thereto.

Certain Other Benefits Provided to All Employees

401(k) Savings Plan: FNB sponsors a qualified 401(k) plan to provide a tax-advantaged savings vehicle for employees, including the Named Executive Officers. FNB believes that the 401(k) plan, and its contributions to the plan, increases the range of benefits offered to executives and enhances its ability to attract and retain employees. All regular employees are eligible to participate in the plan. A portion of the employee contributions are matched by FNB based on the plan formula, which is $.50 for each dollar on the first 6% of eligible pay deferred by the employee under the plan. An additional discretionary employer contribution may be made each year. Based on FNB’s performance, no discretionary contribution was made for 2011. FNB established its limit on its matching contributions by reference to market and peer practices. All employer contributions to the 401(k) plan, both matching amounts and discretionary service amounts, are made in cash. The 401(k) plan is FNB’s primary retirement benefit plan.

Bank of Granite Employees Savings and Profit Sharing Plan: The Bank of Granite sponsors a tax-qualified profit-sharing and savings retirement plan covering substantially all Granite employees. Contributions to the plan are made at the discretion of the Board of Directors but may not exceed the maximum amount allowable for federal income tax purposes. There were no contributions made for the years ended December 31, 2011, 2010 and 2009. The plan permits eligible employees to make contributions to the plan up to a specified percentage of compensation as defined by the plan. Effective January 1, 2012 the plan was amended to provide a match on a portion of the employee contributions. The match is based on the plan formula, which is $.50 for each dollar on the first 6% of eligible pay deferred by the employee under the plan. No Named Executive Officer participates in this plan.

Pension Plan: FNB has maintained a noncontributory, qualified pension plan. Benefits are based on the employee’s compensation, years of service and age at retirement. In September 2006, the FNB board of directors approved a modified freeze to the plan. Participants who were at least age 40, had earned 10 years of vesting service as an employee of FNB and remained an active employee as of December 31, 2006, were grandfathered and would continue to accrue benefits under the plan through December 31, 2011. In November 2010, however, the FNB Board of Directors approved an additional amendment to the plan that ceased all participant benefit accrual as of December 31, 2010. Of the Named Executive Officers, only Mr. Campbell qualified under the 2006 grandfathering provision and continued to accrue benefits through December 31, 2010.

Supplemental Executive Retirement Plans: FNB has offered a noncontributory, nonqualified supplemental executive retirement plan (the “FNB SERP”) covering executive employees and certain senior officers of CommunityOne. Mr. Campbell and Mr. Severson are the only participants of the Named Executive Officers, who are participants in this plan. The FNB SERP is intended to supplement the retirement benefits available under

FNB’s pension plan and 401(k) plan and to attract and retain key executive talent. Annual benefits payable under the FNB SERP are based on factors similar to those for the pension plan described above and are limited to 60% of average compensation, offset by amounts payable under the pension plan, the 401(k) plan and by 50% of Social Security benefits. Average compensation for purposes of the FNB SERP means the average annual compensation during the final ten years of employment. In 2010, the FNB Board of Directors approved an amendment to the plan that ceased additional benefit accrual under the FNB SERP after December 31, 2010. This action does not affect a participant’s accrued or vested interest in the plan.

The FNB SERP provides death, disability and voluntary termination benefits and contains a covenant not to compete provision that prohibits a participant from competing with FNB for two years after his or her separation of service with a vested benefit or during any time that he or she is receiving retirement or disability benefit payments under the FNB SERP.

Participants in the FNB SERP become 100% vested in their accrued benefits upon the occurrence or attainment of any of the following events: death after five or more years of service and survived by an eligible spouse; permanent and total disability; early retirement (age 60 with ten or more years of service); normal or delayed retirement (age 65 or later with five of more years of service); change of control; involuntary termination without cause; termination by the employee for good reason, meaning substantial reduction in regular and material duties without cause; voluntary termination upon attaining age 58 with at least ten years of service; and termination of the plan. Termination of employment for any other reason will result in forfeiture of all FNB SERP benefits.

In connection with the acquisition by FNB of Carolina Fincorp, Inc. in 2000, CommunityOne assumed the obligations of Richmond Savings Bank, Inc., SSB under its Nonqualified Supplemental Retirement Plan with Mr. Campbell. Under that plan, Mr. Campbell is entitled to a retirement benefit of $30,000 per year payable for 10 years commencing at retirement upon attaining age 65.

Bank of Granite has also sponsored a non-tax qualified profit-sharing supplemental executive retirement plan for certain executive officers, which allowed Granite to supplement the level of the executive officers’ retirement incomes over that which is obtainable through the tax-qualified profit-sharing retirement plan sponsored by Granite. There was no Granite expense for the years ended December 31, 2011, 2010, and 2009. The plan is in the process of being terminated and the two remaining balances will be paid out in 2012.

Other Postretirement Defined Benefit Plans: FNB has maintained a postretirement benefit plan, which provides medical and life insurance benefits to retirees who obtained certain age and service requirements. The medical plan is contributory, with retiree contributions adjusted whenever medical insurance rates change. The life insurance plan is noncontributory.

In conjunction with the modified freeze of the pension plan, the postretirement medical and life insurance plan was also amended. Effective December 31, 2006, no new employees became eligible to enter the postretirement medical and life insurance plan. Participants who were at least age 40, had earned 10 years of vesting service as an employee of FNB and remained an active employee as of December 31, 2006 qualified for a grandfathering provision. In November 2010, FNB’s Board of Directors approved an additional amendment to the plan which ceased participant benefit accruals as of December 31, 2010.

Other Core Benefits: FNB strives to provide its employees a set of core benefits, including medical, dental, disability and life insurance coverage that are competitive with those offered by comparable banks and employers. FNB also believes that providing benefits that are usual and customary within its peer group assists FNB in attracting and retaining key executive talent. The Named Executive Officers, with the exception of Mr. Simpson and Mr. Reid, participate in these benefits on the same terms as other eligible employees of FNB. Mr. Simpson and Mr. Reid are not eligible to participate in the bank’s health, dental or life insurance programs.

Perquisites: Perquisites represent a very small part of FNB’s overall compensation package, and are offered only after consideration of business need. The Compensation Committee reviews annually the perquisites and other personal benefits provided to senior management. The primary perquisites are the exclusive use of an automobile, or an automobile allowance. An automobile was provided to Mr. Campbell prior to his retirement from FNB. Automobiles are also provided to Mr. Simpson, Mr. Reid and Mr. Lavoie, with FNB paying all operating and service expenses, including automobile insurance, related to the vehicle. Executives are responsible for reporting the amount of personal use of company cars to FNB, so that the taxable income from such use can be reported in the executives’ compensation. Mr. Nielsen receives an annual car allowance of $7,200 that is fully taxable compensation.

Tax Considerations

It is the intent of FNB and the Compensation and Nominating Committee that all incentive payments be deductible unless maintaining such deductibility would undermine FNB’s ability to meet its primary compensation objectives or is otherwise not in its best interests. FNB also takes into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers that might have the effect of frustrating the purpose of the compensation. There are various provisions of the Internal Revenue Code considered when making compensation decisions.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of FNB. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it qualifies as “performance based compensation.” FNB was required to agree to lower the tax deduction limit to $500,000 and that the performance based compensation exception would not apply. The Compensation and Nominating Committee did not consider the deductibility limits in making its compensation decisions for any of the Named Executive Officers for the 2011 fiscal year, as the deductibility limits would not be exceeded under any circumstances. However, the Committee’s policy is to design and administer compensation programs that meet the objectives set forth above and to reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by FNB.

Section 409A

Amounts deferred under FNB’s nonqualified deferred compensation programs after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. FNB has amended its plans as necessary to comply with the final Section 409A regulations.

Executive Compensation Standards of TARP

As noted, on February 13, 2009, FNB sold $51.5 million of newly issued shares of FNB Series A Preferred Stock to the U.S. Treasury as part of FNB’s participation in the CPP of the TARP. As a result of participating in the CPP, FNB adopted the U.S. Treasury’s standards for executive compensation and corporate governance. While as part of the Recapitalization, FNB entered into a TARP Exchange Agreement with the U.S. Treasury, pursuant to which the U.S. Treasury exchanged the Preferred Stock it held for FNB Common Stock, the TARP Exchange Agreement requires FNB to continue to meet the compensation standards for as long as the U.S. Treasury owns FNB common stock. These executive compensation standards apply to FNB’s Named Executive Officers as well as certain other employees. Key features of these standards, which have been amended and strengthened over time by changes in federal law, include:

•

A prohibition of the payment or accrual of any “bonus, retention award, or incentive compensation” to the five most highly-compensated employees for as long as any TARP CPP related obligations are outstanding, subject to an exception for “long-term restricted stock” that meets certain requirements imposed under TARP (the “Bonus Prohibition”);

•

Prohibition on any payment to any Senior Executive Officer (“SEOs,” i.e., the Named Executive Officers) or any of the next five most highly-compensated employees upon a change in control or upon termination of employment for any reason for as long as any TARP CPP obligations remain outstanding (collectively, “Golden Parachute Payment Prohibition;” a golden parachute payment is used to describe any payment to an SEO in consequence of a “departure from the company for any reason, except for payments for services performed or benefits accrued).

•

Recovery or “clawback” of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the next 20 most highly-compensated employees in addition to the SEOs;

•

A requirement that the Chief Executive Officer and Chief Financial Officer provide a written certification in FNB’s annual filings with the SEC of compliance with the executive compensation restrictions under TARP;

•	Implementation of a company-wide policy regarding excessive or luxury expenditures;

•	Limits on tax deduction for compensation paid to the Chief Executive Officer, Chief Financial Officer or any of the three most highly-compensated executive officers of $500,000 annually;

•	Prohibition on payment of tax gross-ups to any SEO or any of the next 20 most highly-compensated employees in addition to the SEOs; and

•	Inclusion in a participant’s proxy statements for annual shareholder meetings of a nonbinding “say on pay” proposal to allow a shareholder vote to approve executive compensation.

In addition, at least every six months, the Compensation and Nominating Committee must discuss, evaluate, and review with the TARP recipient’s Chief Risk Officer the compensation arrangements to ensure that: (i) the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the TARP recipient, (ii) the employee compensation plans do not pose unnecessary risks to the TARP recipient, and (iii) the employee compensation plans do not encourage the manipulation of reported earnings of the TARP recipient to enhance the compensation of any of the TARP recipient’s employees. The Compensation and Nominating Committee must provide certifications to this effect within its Compensation Benefits Committee Report. FNB has been in compliance with these requirements.

Letter Agreements with SEOs and other Highly-Compensated Employees

At the time FNB received its TARP CPP assistance, the SEOs agreed in writing to restrictions on their compensation resulting from FNB’s participation in the TARP CPP. These amendments, among other things: (1) prohibit FNB from paying any “excess parachute payments” within the meaning of Section 280G(b) of the Code during any CPP covered period; (2) subjects any bonus and incentive compensation paid during a CPP covered period to recovery or clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (as noted above); and (3) noted that each compensation, bonus, incentive, change-in-control and other benefit plan is amended to the extent necessary to give effect to provisions (1) and (2).

Each of the Named Executive Officers as of the Recapitalization on October 21, 2011 signed a Waiver of Rights in consideration of the benefits received as an employee of a TARP recipient; and signed a letter acknowledging compliance with TARP requirements and agreed to consent to all modifications or amendments to any of FNB’s benefit plans, arrangements and agreements, including employment, change-of-control and severance agreements, as may be required.

At the beginning of each calendar year, the Chief Human Resources Officer of FNB reviews the total compensation received by employees and compiles a list of the SEOs and the 20 next most highly compensated employees. Management reviews the list to ascertain that each employee on the list has signed a TARP waiver and letter. Any employee whose compensation is in the top 25 most highly compensated is required to sign the waiver and letter as a condition of employment.

Compensation Consulting and Advisory Services Fees

As noted, the Compensation and Nominating Committee engaged McLagan to work on a variety of projects relative to compensation and governance during 2011. No non-compensation related services were provided to FNB by this consulting firm.

Specifically, in 2011, the Compensation Committee engaged McLagan to work on the draft tabular disclosures, and post-termination calculations and for the SEC proxy statements. No benchmarking was conducted as part of these projects. McLagan was also engaged to work on a variety of miscellaneous compensation projects. These included, drafting job descriptions for executive officer positions, consulting on mortgage loan officer compensation issues, and guidance regarding the impact of TARP regulations on executive compensation. The consultants assisted the Committee with the review of the list of the Senior Executive Officers and the most highly compensated employees related to TARP reporting. In addition, the Compensation and Nominating Committee received assistance in drafting and reviewing required disclosures. No benchmarking was included in any of these projects.

Following the consummation of the Recapitalization, the Compensation and Nominating Committee engaged McLagan to provide compensation market data and guidance with regard to appropriate levels of equity grants for the organization’s new executive management team and Board of Directors.

The following shows the consulting fees paid by FNB to McLagan, as an advisor to the Compensation and Nominating Committee of the Board for the calendar year 2011:

Consulting Fees for Executive Compensation Research:	$15,047
Other Compensation and Consulting Projects:	$17,733

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation and Nominating Committee has recommended to the FNB Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Further, the Compensation Committee certifies that:

(1)	It has reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of FNB;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to FNB; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of FNB to enhance the compensation of any employee.

In accordance with the above certifications, the Compensation and Nominating Committee of FNB completed a review of all applicable incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2011. The assessment of the incentive plans was performed by key members of FNB’s Human Resources and Risk Management personnel, and entailed discussions of each plan’s design and operation. The findings were reviewed by both senior management and the Compensation and Nominating Committee.

Similar semi-annual risk reviews of FNB’s incentive plans are also conducted as a part of FNB’s compliance with the requirements of TARP. The purpose of these semi-annual reviews is to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on FNB. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the company. Upon consummation of the Recapitalization of FNB on October 21, 2011, FNB’s previous incentive plans have been reviewed, restated or eliminated. New plans currently are being considered in compliance with the requirements of the new Staffing and Compensation Policy, but are not yet adopted. The policies which have been approved by the Board and implemented by management since the Recapitalization include strong adherence and compliance with all applicable legal requirements and guidance and best practices, including without limitation, those requirements imposed by the TARP for as long as FNB remains a participant.

FNB maintains a supplemental executive retirement plan which the Committee believes does not involve any unnecessary or excessive risk taking on the part of the executives or the possibility of earnings manipulation. Prior to the plan being frozen in 2010, benefits under the FNB SERP, which were offered to the named executive officers and various other senior officers of CommunityOne, were based solely on average compensation and years of service. Average compensation is comprised of base salary and any cash bonuses under the incentive plans described above. The board of directors amended the FNB SERP to cease additional benefit accrual under the plan after December 31, 2010. Mr. R. Larry Campbell, who retired from FNB as Interim CEO and President effective October 30, 2011, had a separate supplemental retirement plan, which will pay a fixed benefit of $30,000 per year for ten years following retirement and is not susceptible to any risk-taking measures. Benefits under both plans for Mr. Campbell were subject to the six month waiting period under the rules of Section 409A of the Internal Revenue Code.

CommunityOne Bank maintains a commission and bonus plan for its mortgage loan officers and commission plans for licensed bank employees in the consumer banking area, and for financial consultants in the wealth management area. The Bank also maintains a referral fee initiative program for the wealth management area. Each of these plans have strict criteria that must be met for the eligible employee to qualify for payments, and in the case of the mortgage loan officer program, a clawback is in place if loans made by the loan officer is later deemed nonsaleable or the loan becomes 90 days past due within 24 months after origination.

FNB has otherwise ensured that employee compensation plans do not encourage the manipulation of reported earnings through its approval process for any bonus or incentive payments. Any compensation changes require sign-off by the employee’s manager and review by a member of Human Resources. Incentive, commission and bonus payments require the approval of the appropriate manager and FNB’s Chief Human Resources Officer. In addition, under the Staffing and Compensation Policy approved by the Board of Directors at year-end 2011, all incentive and commission plans must be reviewed by the Compensation and Nominating Committee and recommended for approval by the Board. In addition, the Policy outlines the specific requirements of all compensation plans within FNB, including that “compensation programs must not encourage excessive risk-taking or reward temporary or illusory performance.”

After a careful evaluation of the FNB employee incentive plans, the Committee has concluded that FNB’s incentive compensation plans:

(1)	do not encourage the Senior Executive Officers to take unnecessary and excessive risks that could threaten the value of FNB;

(2)	are structured to limit the plans’ potential for generating unacceptable risk that could materially affect the value of FNB; and

(3)	are not structured to created substantial opportunities to benefit due to material manipulation of financial results.

Compensation and Nominating Committee

Louis A. Schmitt, Jr. Chair,

Austin A. Adams

John J. Bresnan

Scott B. Kauffman

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2011, 2010, and 2009, the compensation of the Named Executive Officers.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Comp. ($) (3)	Total ($)
Brian Simpson	2011	94,872	0	0	0	0	0	550,000	644,872
Chief Executive Officer

Robert Reid	2011	90,128	0	0	0	0	0	550,328	640,456
President

David Nielsen	2011	90,128	0	0	0	0	0	550,000	640,128
Chief Financial Officer

David Lavoie	2011	339,167	0	0	0	0	0	275,468	614,634
Chief Risk Officer

Angus McBryde	2011	66,410	0	0	0	0	0	380,000	446,410
Treasurer and Balance Sheet Manager

R. Larry Campbell	2011	215,573	0	0	0	0	74,532	23,799	313,903
Former Interim CEO & President of the FNB and CommunityOne Bank	2010	221,616	0	0	0	0	30,418	16,255	268,289
	2009	180,000	0	0	0	0	100,400	16,326	296,726

Mark A. Severson	2011	180,000	0	0	0	0	0	0	180,000
Former Chief Financial Officer, Treasurer and Executive Vice President of FNB and Chief Financial Officer and Executive Vice President of CommunityOne Bank	2010	180,000	0	0	0	0	90,593	810	271,403
	2009	180,000	0	0	0	0	19,800	6,840	206,640

(1)	Messrs. Simpson, Reid, Nielsen, and McBryde joined the Company on October 21, 2011 in connection with the Recapitalization. Mr. Lavoie joined the Company on December 21, 2010. Mr. Campbell retired on October 31, 2011. Mr. Severson retired on December 31, 2011.
(2)	This column represents the change in pension value during 2011 for each of the Named Executive Officers. The aggregate change in the actuarial present value of the accumulated benefit for 2011 under the FNB’s qualified pension plan per Mr. Campbell was $51,997. The aggregate change in the actuarial present value for the Supplemental Executive Retirement Plan during 2011 for Mr. Campbell and Mr. Severson was $22,535 and $21,534 respectively. Under Mr. Campbell’s Nonqualified Supplemental Retirement Plan, there is no change in actuarial present value.

(3)	All Other Compensation for the Named Executive Officers includes the total of the following benefits and perquisites:

Named Executive Officer	Automobile Allowance	Employer 401(k) Match	Consulting Fee (1)	Consulting Success Fee (2)	Pension Plan Payout (3)	Total
Brian Simpson	—	—	200,000	350,000	—	550,000
Robert Reid	328	—	200,000	350,000	—	550,328
David Nielsen	1,200	—	200,000	350,000	—	551,200
David Lavoie	10,468	—	—	265,000	—	275,468
Angus McBryde	—	—	200,000	180,000	—	380,000
R. Larry Campbell	12,056	6,462	—	—	—	18,518
Mark A. Severson	—	—	—	—	—	—

(1)	Consulting fees earned from January to October 2011.
(2)	Represents Consulting Success Fee paid in a lump sum payment, upon the consummation of the Recapitalization, per the provisions of a Consulting Agreement dated October 1, 2010.

Grants of Plan-based Awards

No annual incentive plan or equity incentive plan was in place for the Named Executive Officers for 2011. Therefore, no specific target and maximum award opportunities were defined for 2011. No cash awards were earned in 2011 and no equity awards were granted during 2011.

Outstanding Equity Awards at Fiscal Year-end

The following table provides information on the current holdings of stock option awards by the named executive officers. No other named executive officer holds any outstanding equity awards. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each Named Executive Officer.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)
Mark A. Severson (1)	60	15	1,585	7/9/2017

(1)	Mr. Severson retired on December 31, 2011.
(2)	The option award was granted on July 9, 2007. Stock options vest and become exercisable ratably in five equal annual installments, beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

The Named Executive Officers did not exercise any stock options and no restricted shares vested in 2011.

Pension Benefits

The table below sets forth information on the retirement benefits for the Named Executive Officers under the FNB United Corp. Employees’ Pension Plan, the FNB United Corp. Supplemental Executive Retirement Plan (SERP), and, in the case of Mr. Campbell, the Nonqualified Supplemental Retirement Plan. The defined benefit plans were designed to work together so that, on an aggregated basis with Social Security benefits, they would provide targeted levels of benefits to the Named Executive Officers. More information about these plans is provided following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
R. Larry Campbell	FNB United Corp. Employees’ Pension Plan (2)	11	386,161	5,281
R. Larry Campbell	FNB United Corp. SERP (2)	10	335,370	0
R. Larry Campbell	Nonqualified Supplemental Retirement Plan (3)	N/A	215,665	0
Mark A. Severson	FNB United Corp. SERP (4)	4	88,852	0

(1)	Values reflect the actuarial present value of the Named Executive Officer’s accumulated benefit under FNB’s pension plan and supplemental executive retirement plan, computed as of December 31, 2011. The actuarial present values were determined based upon the 2011 IRS Combined Mortality Table and a discount rate of 4.75%. These assumptions are consistent with those utilized in the development of the FNB’s financial disclosures under SFAS Nos. 87, 132R and 158. The value shown for Mr. Campbell’s Nonqualified Supplemental Retirement Plan shows the accrued amount as of December 31, 2011. CommunityOne Bank funds this benefit to provide a fixed payment at retirement. Values for all calculations assume that the retirement age will be the normal retirement age as defined in the plans.
(2)	Mr. Campbell retired on October 31, 2011. Starting in November 2011, he receives a monthly benefit of approximately $2,640 payable monthly for life from the Pension Plan. He is also entitled to a SERP benefit of approximately $2,503 per month payable as a lifetime annuity starting May 1, 2012.
(3)	Due to Mr. Campbell’s retirement, starting May 1, 2012, he will receive a monthly payment of $2,500 for ten years from the Nonqualified Supplemental Retirement Plan. The plan benefit is not based on years of service.
(4)	Due to Mr. Severson’s retirement, he will receive a lump sum SERP payment of $88,852 on July 1, 2012.

The FNB has maintained a noncontributory, qualified pension plan. In September 2006, the Board of Directors approved a modified freeze to the plan. Participants who were at least age 40, had earned 10 years of vesting service as an employee of FNB United and remained an active employee as of December 31, 2006, were grandfathered and would continue to accrue benefits under the plan through December 31, 2011. In November 2010, the Board of Directors approved an additional amendment to the plan that ceased all participant benefit accrual as of December 31, 2010. Of the Named Executive Officers, only Mr. Campbell qualified under the 2006 grandfathering provision and continued to accrue benefits through December 31, 2010.

The pension plan formula calculates the benefit based on final average pay (last ten consecutive plan years of compensation during all of which the participant worked), times years of service multiplied by specific percentages as shown in the formulas that follow:

The amount of annual retirement benefit payable according to the normal form of payment is calculated as the greater of (a) or (b):

(a)	1.00% of final average compensation multiplied by years of service, plus 0.65% of final average compensation less covered compensation multiplied by years of service (maximum 35 years);

(b)

December 31, 1988 accrued benefit multiplied by the ratio (not less than one) of final average compensation at termination over final average compensation at December 31, 1988, plus 1.00% of final average compensation multiplied by years of service since December 31, 1988, plus 0.65% of final average compensation less covered compensation multiplied by years of service since December 31, 1988 with a maximum of 35 years including service prior to December 31, 1988 less service to December 31, 1988. Covered compensation is the average of Social Security taxable wage base for the 35-year period ending at the participant’s Social Security retirement age.

The retirement benefit under the pension plan becomes 100% vested when participants complete five years of service. All participants become 100% vested upon attainment of their normal, early or disability retirement date. The normal retirement date for each participant is the first of the month coincident with or next following the attainment of age 65, but not earlier than the five-year anniversary of the plan participant. The normal form of benefit is a single life annuity for an unmarried participant and a joint and 50% survivor annuity for a married participant. A participant may elect other forms of payment, including a joint and 100% survivor annuity, and with the spouse’s written consent a 10-year certain and continuous annuity. A spouse’s consent is also required for a married participant who elects a single life annuity. The single life annuity provides the largest monthly payment to the participant, although payments under this option stop at the participant’s death.

In connection with the acquisition by FNB of Carolina Fincorp, Inc. in 2000, CommunityOne Bank assumed the obligations of Richmond Savings Bank, Inc., SSB under its Nonqualified Supplemental Retirement Plan with Mr. Campbell. Under that plan, Mr. Campbell is entitled to a fixed retirement benefit of $30,000 per year for ten years following retirement. This plan is not based upon years of service.

The Supplemental Executive Retirement Plan has a target annual benefit of 10% of final average compensation for Messrs. Severson and Campbell, plus 3% of final average compensation for each year of credit service with a maximum benefit of 60% of average earnings. The amount of the annual retirement benefit, payable as a life annuity, is calculated by taking the non-qualified plan target and subtracting the pension plan benefit, the Social Security offset, and the 401(k) offset.

The normal retirement date for the SERP is age 65. All participants are 100% vested upon attainment of their early or normal retirement age. Early retirement benefits are contingent upon the attainment of age 60 and the completion of 10 years of credited service. A participant may retire on the first day of any month following attainment of eligibility. The amount of the monthly early retirement benefit is the participant’s accrued benefit reduced to reflect the early commencement of payments. The reduction is 1/180 for each of the months by which the starting date of the benefit precedes the normal retirement date. If the executive has reached age 60 and has completed at least 25 years of service, the reduction is 1/360 for each of the months by which the starting date of the benefit precedes the executive’s normal retirement date.

Nonqualified Deferred Compensation

FNB does not provide employees with non-qualified deferred compensation opportunities, nor does it offer non-qualified defined contribution plans.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The discussion and tables below reflect the estimated amount of compensation that each of the Named Executive Officers of FNB would be entitled to in the event of termination of such executive’s employment. The amounts shown assume a termination date of December 31, 2011. Such amounts are estimates. They do not include compensation and benefits available to all of FNB’s general employees on a non-discriminatory basis. “COC” refers to a change of control event, as defined by the agreement with each officer. All agreements are compliant with Internal Revenue Code Section 409A. At the time of separation from service, if a Named Executive Officer is a specified employee as defined under Section 409A, payments will be delayed for six months as necessary to remain compliant with Section 409A. Federal law prohibits all golden parachute payments (other than for services performed or benefits accrued, and payments in the event of a death or disability), among other circumstances, to the Named Executive Officers and the next five most highly compensated employees of entities, such as FNB, that has received financial assistance under the CPP of the TARP. In addition, currently FNB and each of CommunityOneBank and Bank of Granite are also generally prohibited under the FDIC’s golden parachute rules (12 U.S.C. § 1828(k) and 12 C.F.R. Part 359) from making “golden parachute payments” (defined to include payments that are contingent upon termination of employment) to current or former employees so long as CommunityONE Bank or Bank of Granite remain in a “troubled condition,” as such term is defined in the applicable regulations of the appropriate federal banking agency.

The table below shows the amounts payable under these provisions and those payable were FNB not a TARP recipient.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination	Termination by the Company Without Cause or by the Executive For Good Reason	Termination by the Executive For Good Reason & COC	Death	Disability
Brian E. Simpson, Chief Executive Officer
Two times salary plus target bonus	N/A	2,000,000	2,000,000	N/A	N/A
Total Allowable under TARP	0	0	0	0	0

Robert L. Reid, President
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Total Allowable under TARP	0	0	0	0	0

David L. Nielsen, Executive Vice-President and Chief Financial Officer
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Total Allowable under TARP	0	0	0	0	0

David C. Lavoie, Executive Vice President and Chief Risk Officer
Two times salary plus target bonus	N/A	1,900,000	1,900,000	N/A	N/A
Total Allowable under TARP	0	0	0	0	0

Angus McBryde, Executive Vice President and Treasurer
Two times salary plus target bonus	N/A	1,400,000	1,400,000	N/A	N/A
Total Allowable under TARP	0	0	0	0	0

Retirement

Mr. Campbell retired on October 31, 2011. He is entitled to a benefit under the FNB SERP and will receive a lump sum payment of $13,760 in May, 2012 and thereafter payments of approximately $2,503 per month payable as a lifetime annuity starting Mary 1, 2012. The present value of this benefit is $335,370. In May 2012, he will also receive a lump sum payment of $15,000 and thereafter a monthly payment of $2,500 for ten years from the Nonqualified Supplemental Retirement Plan. The present value of this benefit is $215,665. He also received $15,385 for accrued but unused vacation time.

Mr. Severson retired on December 31, 2011. He will receive a lump-sum payout of his vested SERP benefit of $88,852 in July 2012. In January 2012 he received a payment of $5,538 for accrued but unused vacation time.

Without Cause or Good Reason Termination

As described in the “Compensation Discussion and Analysis” section, in the event of termination by FNB without cause or by the executive for good reason, if FNB is not subject to TARP, Messrs. Simpson, Reid, Nielsen, Lavoie, and McBryde would receive two times salary plus two times their target bonus. The definition of “good reason” is summarized in the “Compensation and Analysis section” Target bonus is defined as 100% of salary in their respective employment agreements. As a condition to the severance payment, each executive would be under a non-solicitation and non-competition agreement for 24 months following termination.

Termination & COC

The employment agreements for Messrs. Simpson, Reid, Nielsen, Lavoie, and McBryde provide, if the executive terminates for good reason in the event of a change of control, each officer would receive, if FNB is not subject to TARP, two times salary plus two times their target bonus. Target bonus is defined as 100% of salary in their respective employment agreements. As a condition to the severance payment, each executive would be under a non-solicitation and non-competition agreement for 24 months following termination. The definition of “good reason” is summarized in the “Compensation and Analysis section.”

Termination for Cause

If FNB terminates any of the Named Executive Officers for cause, FNB shall have no obligations to the executive after the date of termination. The employment agreements with the Named Executive Officers each defined “cause” as termination (after an opportunity to cure) on account of the executive’s incompetence or dishonesty in his performance, deliberate neglect of, willful malfeasance or misconduct, or continued failure to substantially perform duties reasonably assigned to the executive by FNB or CommunityOne Bank; a material breach of the agreement or any written FNB policy; willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order; or any felony or misdemeanor involving a “presumptive disqualifier,” which is defined to include fraud, moral turpitude, dishonesty, breach of trust or fiduciary duties, organized crime or racketeering, or violation of the securities, financial institution, or housing authority laws or regulations, or violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees FNB’s financial reporting process on behalf of the FNB Board. The Audit Committee also is directly responsible for appointing, compensating and overseeing the work of the corporation’s independent auditors. The Audit Committee meets with FNB’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls, and the overall quality of FNB’s financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of FNB as of and for the year ended December 31, 2011 with management and Dixon Hughes Goodman LLP, the corporation’s independent accountants. The Audit Committee also discussed with FNB’s independent auditors all matters required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the auditors and FNB that might bear on the auditors’ independence consistent with PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also determined that the provision of the other non-audit services described under “Independent Auditors – Disclosure of Audit Fees” by Dixon Hughes Goodman LLP to the corporation is compatible with maintaining Dixon Hughes Goodman’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the FNB Board, and the Board approved, that FNB’s audited financial statements be included in FNB’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of FNB United Corp. Board of Directors:

Audit Committee

Jerry R. Licari – Chairman

R. Reynolds Neely, Jr.,

J. Chandler Martin

Boyd C. Wilson, Jr.

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

FUTURE SHAREHOLDER PROPOSALS

Any proposal that a FNB shareholder may intend to present at the 2013 FNB Annual Meeting of Shareholders must be received in writing by the Secretary of FNB, at FNB’s Administrative Office (its principal executive offices), located at 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, no later than January 15, 2013. If the proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in FNB’s proxy statement and form of proxy relating to such meeting.

Notice to FNB of a shareholder proposal or director nomination by a shareholder submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of FNB at FNB’s Administrative Office (its principal executive offices), located at 150 South Fayetteville Street, P.O. Box 1328, Asheboro, North Carolina 27204, no later than January 15, 2013, and the persons named in the proxies solicited by FNB’s Board for its 2013 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which FNB does not receive a timely notice. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.

OTHER MATTERS

Management knows of no other matters to be brought before the Annual Meeting. In accordance with the FNB Bylaws, no persons other than the Company’s nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented by the proxies on such matter as determined by a majority of the FNB Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

By Order of the Board of Directors,

Beth S. DeSimone

Secretary

WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: INVESTOR RELATIONS, 150 SOUTH FAYETTEVILLE STREET, P.O. BOX 1328, ASHEBORO, NORTH CAROLINA 27204. IN ADDITION, THE FORM 10-K AND EXHIBITS ARE AVAILABLE ON THE INTERNET AT WWW.MYYESBANK.COM. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX “A”

FNB UNITED CORP.

2012 INCENTIVE PLAN

1.            Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1.      “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

1.2.      “Agreement” means an agreement or other document evidencing an Award. An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

1.3.      “Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award.

1.4.      “Board” means the Board of Directors of the Company.

1.5.      “Code” means the Internal Revenue Code of 1986, as amended.

1.6.      “Committee” means the Compensation and Nominating Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board. Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.7.      “Common Stock” means the Company’s common stock, no par value per share.

1.8.      “Company” means FNB United Corp., a North Carolina corporation, and any successor thereto.

1.9.      “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.

1.10.      “Date of Grant” means the date on which an Award is granted under the Plan.

1.11.    “Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant or independent contractor to the Company or an Affiliate.

1.12.    “Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.

1.13.    “Exercise Price” means the price per Share at which an Option may be exercised.

1.14.    “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.

1.15.    “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

1.16.    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

1.17.    “Option” means an option to purchase Shares granted pursuant to Section 6.

1.18.    “Option Period” means the period during which an Option may be exercised.

1.19.    “Other Stock-Based Award” means an Award granted pursuant to Section 11.

1.20.    “Participant” means an Eligible Person who has been granted an Award.

1.21.    “Performance Award” means a performance award granted pursuant to Section 10.

1.22.    “Performance Goals” means performance goals that the Committee establishes, which may be based on satisfactory internal or external audits, achievement of balance sheet or income statement objectives, cash flow, customer satisfaction metrics, and achievement of customer satisfaction goals, dividend payments, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, earnings per share, economic value added, expenses (including sales, general and administrative expenses), improvement of financial ratings, internal rate of return, market share, geographic expansion, net asset value, net income, net operating gross margin, net operating profit after taxes, net sales growth, operating income, operating margin, comparisons to the performance of other companies, pro forma income, regulatory compliance, return measures (including return on assets, designated assets, capital, capital employed, equity, or stockholder equity, and return versus the Company’s cost of capital), revenues, sales, stock price (including growth measures and total stockholder return), comparison to stock market indices, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals that the Committee establishes. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company or one or more Affiliates and may cover such period as the Committee may specify.

1.23.    “Plan” means this FNB United Corp. 2012 Incentive Plan, as amended from time to time.

1.24.    “Restricted Stock” means Shares granted pursuant to Section 8.

1.25.    “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

1.26.    “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.27.    “Share” means a share of Common Stock.

1.28.    “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

2.            Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company.

3.            Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final. The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.            Eligibility.  Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.

5.            Stock Subject to Plan.

5.1.      Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is 600,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2.      If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld (or delivered) to pay the Exercise Price of an Option or withholding taxes pursuant to Sections 7.2, 7.3, or 17, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder.

5.3.      Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 50,000. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

6.            Options.

6.1.      Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be a Nonqualified Stock Option unless expressly identified as an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2.      The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3.      The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

7.            Exercise of Options.

7.1.      Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

7.2.      To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.

7.3.      To the extent provided in the applicable Agreement, and Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof) being exercised, with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.

8.            Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9.            Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including, terms that condition the issuance or vesting of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10.          Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify. If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $2 million. The Committee may, in its discretion, grant Performance Awards pursuant to which the amount and payment of the Award is determined by reference to a percentage of a bonus or incentive pool that applies to more than one Participant, and the amount of the bonus or incentive pool may, in the discretion of the Committee, be either fixed in amount or determined based upon the achievement of one or more Performance Goals.

11.          Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards (including awards based on dividends) of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”). Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals.

12.          Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be either made currently or credited to an account established for the Participant, (b) may be made contingent upon the achievement of one or more Performance Goals, and (c) may be settled in cash or Shares, as determined by the Committee.

13.          Capital Events and Adjustments.

13.1.      In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

13.2.      Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% all of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”) , the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to be canceled in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled Award, as determined by the Committee in its discretion. The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option. For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments made in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies.

13.3.      The Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants. All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.

14.          Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

15.          Modification, Substitution of Awards.

15.1.    Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, and (b) except as approved by the Company’s stockholders and subject to Section 13, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower Exercise Price.

15.2.    Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

16.          Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders

17.          Withholding.  The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent authorized by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

18.          Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of the date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

19.          Indemnification of Committee.    In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20.          General Provisions.

20.1.    The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

20.2.    Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

20.3.    The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

20.4.    The Plan shall be governed, construed and administered in accordance with the laws of the State of North Carolina without giving effect to the conflict of laws principles.

20.5.    The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

20.6.    The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.

20.7.    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

REVOCABLE PROXY
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	FNB United Corp.	Annual Meeting of Shareholders JUNE 21, 2012

	For	With- hold	For All Except		For	Against	Abstain
1. ELECTION OF DIRECTORS:	☐	☐	☐	2. RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN, LLP AS THE CORPORATION’S AUDITORS FOR 2012.	☐	☐	☐
CLASS I DIRECTORS WITH TERMS EXPIRING IN 2014: (01) Scott B. Kauffman, (02) J. Chandler Martin, (03) Brian E. Simpson CLASS II DIRECTORS WITH TERMS EXPIRING IN 2015:					For	Against	Abstain
				3. APPROVAL OF THE COMPENSATION OF THE CORPORATION’S EXECUTIVES.	☐	☐	☐
(04) Austin A. Adams, (05) R. Reynolds Neely, Jr., (06) Louis A. “Jerry” Schmitt					For	Against	Abstain
(07) Boyd C. Wilson, Jr.				4. APPROVAL OF THE 2012 INCENTIVE PLAN.	☐	☐	☐
CLASS III DIRECTORS WITH TERMS EXPIRING IN 2013: (08) John J. Bresnan, (09) Robert L. Reid, (10) Jerry R. Licari

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) in the space provided below.				Mark here if you plan to attend the meeting			☐
				Mark here for address change and note change			☐

The Board of Directors recommends a vote “For” all the Proposals. The proxy will be voted accordingly unless otherwise specified. The proxies will vote in their discretion on such other matters as may properly come before the meeting and at any adjournment of the meeting.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or

2.	By Internet or;

3.	By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., June 21, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 21, 2012: 1-877-265 4775	Vote by Internet anytime prior to 3 a.m., June 21, 2012 go to http://www.rtcoproxy.com/fnbn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/7083

Your vote is important!